UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Advanced Photonix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held
August 22, 2014

To the Stockholders of Advanced Photonix, Inc.:

We are pleased to invite you to attend the 2014 Annual Meeting of Stockholders (the Annual Meeting) of Advanced Photonix, Inc., which will be held at our principal office at 2925 Boardwalk, Ann Arbor, Michigan 48104, at 10:00 a.m., Eastern Daylight Saving Time, on August 22, 2014. We are holding this meeting to:

(1)
Elect the seven individuals nominated as directors by the Board of Directors to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified (Proposal 1);

(2)	Conduct an advisory vote on the compensation of the Company’s Named Executive Officers (Proposal 2 or the Say-on-Pay Proposal);

(3)	Consider and act upon the Company’s 2014 Employee Equity Incentive Plan (Proposal 3 or the Employee Equity Plan Proposal);

(4)	Ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015 (Proposal 4); and

(5)	Consider and act upon such other matters as may properly be brought before the meeting or any postponements or adjournments thereof by or at the direction of the Board.

The Board of Directors has fixed the close of business on July 2, 2014 as the record date for the Annual Meeting.  Only stockholders who owned our Class A Common Stock at the close of business on July 2, 2014 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Shares of our Class A Common Stock can be voted at the Annual Meeting only if the holder is present in person or represented by proxy.

The Board of Directors is soliciting the accompanying proxy to vote at the Annual Meeting.  This year we are again taking advantage of the Securities and Exchange Commission’s (SEC) “notice and access” rules that allow issuers to furnish proxy materials to stockholders via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. In accordance with the SEC’s “notice and access” rules, we sent Notices of Internet Availability of Proxy Materials (the Notice) to holders of our Class A Common Stock on or about July 11, 2014. The Notice describes how you can access our proxy materials, including this Proxy Statement, beginning on July 11, 2014.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Notice you received in the mail.

Thank you for your ongoing support and continued interest in Advanced Photonix, Inc.  We look forward to seeing you at our Annual Meeting.

By Order of the Board of Directors,

July 11, 2014	ROBIN F. RISSER
Secretary

TABLE OF CONTENTS

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS	i
INFORMATION ABOUT THE MEETING	1
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	6
Section 16(a) Beneficial Ownership Reporting Compliance	7
PROPOSAL 1 ELECTION OF DIRECTORS	8
Biographical Information for Nominees	8
CORPORATE GOVERNANCE	10
Code of Ethical Conduct	10
BOARD MEETINGS AND COMMITTEES	10
Board Meetings, Annual Meeting and Attendance of Directors	10
Board Leadership Structure	10
Director Independence	10
Executive Sessions	10
Communications with Directors	11
Committees of the Board	11
Nomination Procedures	11
The Board’s Role in Risk Oversight	12
Named Executive Officers of API	12
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	13
Introduction	13
Objectives of the Compensation Program	13
What the Compensation Program is Designed to Reward	13
Principles and Methodologies for Setting Compensation	13
Peer Group Review	14
Elements of Executive Compensation; How the Compensation Committee Chose Amounts	14
Employment Agreements, Post-Termination Benefits and Change in Control Arrangements	16
Certain Tax and Accounting Considerations: Deductibility of Executive Compensation	17
REPORT OF THE COMPENSATION COMMITTEE	18
TABULAR COMPENSATION DISCLOSURE	19
SUMMARY COMPENSATION TABLE	20
GRANTS OF PLAN-BASED AWARDS	20
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE	22
OPTION EXERCISES AND STOCK VESTED	22
EMPLOYMENT AGREEMENTS, POST-TERMINATION BENEFITS AND CHANGE IN CONTROL ARRANGEMENTS	23
POTENTIAL PAYMENTS UPON TERMINATION	24
DIRECTOR COMPENSATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY VOTE)	26
PROPOSAL 3 CONSIDER AND ACT UPON THE 2014 EMPLOYEE EQUITY INCENTIVE PLAN	27
PROPOSAL 4 RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
AUDIT COMMITTEE REPORT	34
MISCELLANEOUS	35
APPENDIX A	36

2925 Boardwalk
Ann Arbor, MI 48104

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

As more fully described in the Notice of Internet Availability of Proxy Materials (the Notice), Advanced Photonix, Inc., a Delaware corporation (we, the Company or API), on behalf of its Board of Directors (the Board), has made its proxy materials available to you on the internet in connection with the Company’s 2014 Annual Meeting of Stockholders (the Annual Meeting) and for any postponements or adjournments thereof to be held at the Company’s principal office at 2925 Boardwalk, Ann Arbor, Michigan 48104, at 10:00 a.m., Eastern Daylight Saving time, on August 22, 2014. The Notice was mailed to all Company stockholders of record on or about July 11, 2014, and our proxy materials were posted on the website referenced in the Notice and made available to stockholders on July 11, 2014. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

INFORMATION ABOUT THE MEETING

Q:	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (SEC), we may furnish proxy materials, including this Proxy Statement and our 2014 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	Why am I receiving these materials?

A:
Our Board has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting and at any postponements or adjournments of the Annual Meeting.  This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q:	Who can vote at the Annual Meeting?

A:
Only stockholders of record as of the close of business on July 2, 2014 (the Record Date) are entitled to vote at the Annual Meeting.  On that date, there were 37,381,413 shares of our Class A Common Stock, par value $0.001 (Common Stock) outstanding and entitled to vote.

Q:	What do I need for admission to the Annual Meeting?

A:
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the Record Date, individuals holding a valid proxy from a record holder, and other persons authorized by the Company.  If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof.  You should be prepared to present photo identification for admission.  If you hold your shares of Common Stock in street name, you will need to provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned our stock as of the Record Date, a copy of a voting instruction form provided by your bank, broker or other nominee, or other similar evidence of ownership as of the Record Date, as well as your photo identification, for admission.  If you do not provide photo identification or comply with the other procedures described above upon request, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags will be subject to search prior to your admittance to the Annual Meeting.

Q:	How many shares of Common Stock must be present to conduct the Annual Meeting?

A:
We must have a “quorum” present in person or by proxy to hold the Annual Meeting.  A quorum is a majority of the outstanding shares of Common Stock entitled to vote.  Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q:	What matters are to be voted upon at the Annual Meeting?

A:	Four proposals are scheduled for a vote at the Annual Meeting:

●	Election of the seven named in this Proxy Statement to serve as directors until the next Annual Meeting of Stockholders (Proposal 1);

●	Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal 2 or the Say-on-Pay Proposal);

●	Consideration of and acting upon the Company’s 2014 Equity Incentive Plan (Proposal 3 or the Employee Equity Plan Proposal); and

●	Ratification of the appointment of BDO USA, LLP (BDO) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015 (Proposal 4).

As of the date of this Proxy Statement, our Board does not know of any other business to be presented at the Annual Meeting.   If you grant a proxy, the persons named as proxy holders, Richard D. Kurtz and Jeff Anderson, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?

A:
If your shares of Common Stock are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “stockholder of record” of those shares of Common Stock and the Notice has been provided directly to you by API.  In contrast, if you purchased your shares of Common Stock through a bank, brokerage or other financial intermediary, the bank, brokerage or other financial intermediary will be the “stockholder of record” of those shares of Common Stock.  Generally, when this occurs, the bank, brokerage or other financial intermediary will automatically put your shares of Common Stock into “street name”, which means that the bank, brokerage or other financial intermediary will hold your shares of Common Stock in its name or another nominee’s name and not in your name, but will keep records showing you as the real or “beneficial owner”.  If you hold shares of Common Stock beneficially in street name, the Notice has been forwarded to you by your bank, broker or other holder of record.

Q:	How do I vote if my bank or broker holds my shares in “street name”?

A:
If you hold shares of Common Stock beneficially in street name, you must vote by giving instructions to your bank, broker or nominee. You should follow the voting instructions that you receive from them. The availability of telephone and internet voting will depend on the bank’s, broker’s or other financial intermediary’s voting process. You may also vote in person at the meeting if you obtain a legal proxy from the bank, brokerage or other financial intermediary that holds your shares giving you the right to vote the shares.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

1.	FOR the election of each of the director nominees named in this Proxy Statement;

2.	FOR the Say-on-Pay Proposal;

3.	FOR the Employee Equity Plan Proposal; and

4.	FOR the proposal to ratify the selection of BDO as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

Q:	How do I vote before the Annual Meeting?

A:	Whether you hold shares of Common Stock directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted before the Annual Meeting.

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee.

With respect to the election of directors, you may vote “FOR” all the nominees to the Board, you may withhold authority to vote for any nominee(s) you specify, or you may withhold authority to vote for all the nominees as a group.    With respect to the Say-on-Pay Proposal, the Employee Equity Plan Proposal, the ratification of the selection of BDO as our independent registered public accounting firm for the fiscal year ending March 31, 2015, you may vote “FOR” or “AGAINST,” or abstain from voting. Whether you hold shares of Common Stock directly as the stockholder of record or beneficially in street name, you may direct how your shares are to be voted before the Annual Meeting.

Q:	May I vote at the Annual Meeting?

A:
Shares of Common Stock held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.  Shares of Common Stock held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the bank, brokerage or other financial intermediary that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

Q:	I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, at no cost to you, you may contact us by calling the corporate Secretary at (734) 864-5600 or by writing to the Company at: Advanced Photonix, Inc., Attention: Corporate Secretary, 2925 Boardwalk, Ann Arbor, Michigan 48104.

Q:	How many votes do I have?

A:
Each share of Common Stock that you own as of the Record Date entitles you to one vote on each matter voted upon at the Annual Meeting.  As of the Record Date, there were 37,381,413 shares of our Common Stock outstanding and entitled to vote. The Company’s By-laws do not permit cumulative voting in any case.

Q:	May I change my vote?

A:
Yes, you may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a valid proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to the Company’s Corporate Secretary at Advanced Photonix, Inc., Attention: Corporate Secretary, 2925 Boardwalk, Ann Arbor, Michigan 48104, prior to your shares of Common Stock being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting. For shares of Common Stock that you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provided, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares of Common Stock, by attending the Annual Meeting and voting in person.

Q:	Will my shares of Common Stock be voted if I don’t provide instructions to my bank or broker?

A:
If you are the beneficial owner of shares of Common Stock held in “street name” by a bank or broker, you must instruct your bank or broker how to vote your shares of Common Stock.  If you do not provide voting instructions at least ten days prior to the Annual Meeting date, your bank or broker will be entitled to vote the shares of Common Stock with respect to “discretionary” items but will not be permitted to vote the shares of Common Stock with respect to “non-discretionary” items (we refer to the latter case as a broker non-vote).  In the case of a broker non-vote, your bank or broker can register your shares of Common Stock as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE MKT Stock Exchange (NYSE MKT).

Under NYSE MKT rules, only the proposal to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending March 31, 2015  is considered a discretionary item for which your bank or broker will have discretionary voting power if you do not give instructions with respect to this proposal at least ten days prior to the Annual Meeting date, while the proposal to elect directors, the Say-on-Pay Proposal and the Employee Equity Plan Proposal are non-discretionary matters for which specific instructions from beneficial owners are required.  As a result, your bank or broker will not be allowed to vote with respect to the proposal to elect directors, the Say-on-Pay Proposal, or the Employee Equity Plan Proposal if you do not provide your bank or broker with specific voting instructions on this proposal.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the Notice or, if you requested to receive printed proxy materials, the instructions provided on the proxy card if you are a stockholder of record, or the voting instruction form provided to you by your broker, bank, trustee, or nominee if you hold shares beneficially in street name.

Q:	What vote is required to elect Directors?

A:
As provided by the Company’s By-laws, the directors will be elected by the vote of a plurality of the votes cast.  As only a plurality of votes cast is required for the election of directors, abstentions and broker non-votes will have no effect on the outcome of the election.

Q:	What vote is required to approve the Say-on-Pay Proposal?

A:
This matter is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.  In order to be approved on an advisory basis, this proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.  Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of instructions from the beneficial owner.

Q:	What vote is required to approve the Employee Equity Plan Proposal?

A:
For approval of this proposal, the proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the proposal as brokers are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.

Q:	What vote is required to ratify the selection of BDO as API’s independent registered public accounting firm for the fiscal year ending March 31, 2015?

A:
For approval, this proposal must receive the “FOR” vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matter.   Abstentions will have the same effect as a vote against the proposal.  Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

Q:	Who will count the votes?

A:	Votes will be counted by independent inspectors of election appointed for the Annual Meeting by the Chairman of the Annual Meeting.

Q:	Who pays for the solicitation of proxies?

A:
We will pay for the entire cost of soliciting proxies.  We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.  In addition, our directors and employees may solicit proxies in person, by telephone, via the internet or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	How can I find out the results of the voting at the Annual Meeting?

A:	We will announce preliminary results at the Annual Meeting. We will report final results in a filing with the SEC on Form 8-K.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2015 Annual Meeting of Stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2015 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act). To be eligible for inclusion, stockholder proposals must be received by us no later than March 13, 2015 and must comply with the Company’s By-laws and regulations of the SEC under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  If we hold our 2015 Annual Meeting of Stockholders more than 30 days before or after August 22, 2015 (the one-year anniversary date of the 2014 Annual Meeting), we will disclose the new deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. Proposals should be addressed to our principal executive offices: Advanced Photonix, Inc., Attention: Corporate Secretary, 2925 Boardwalk, Ann Arbor, Michigan 48104.

Requirements for Stockholder Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates:

Stockholders who wish to present a proposal, including the nomination of directors to the Board, at the 2015 Annual Meeting of Stockholders but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at the above address no earlier than May 24, 2015 and no later than June 23, 2015 (provided, however, that if the 2015 Annual Meeting of Stockholders is held earlier than July 23, 2015 or later than October 21, 2015, nominations and proposals must be received no later than the close of business on the tenth day following the day on which the notice or public announcement of the date of the 2015 Annual Meeting of Stockholders is first mailed or made, as applicable, whichever occurs first). The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in the Company’s By-laws, and must comply with the other requirements specified in the Company’s By-laws. For further information on how a stockholder may nominate a candidate to serve as a director, please see the disclosure appearing under the heading, “Nomination Procedures” on Page 11 of this Proxy Statement.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock owned beneficially by any persons we know to be beneficial owners of more than five percent (5%) of our outstanding shares of Common Stock, each of our directors, each of our executive officers named in the Summary Compensation Table below, and all of our directors and executive officers as a group: The percentage of ownership is calculated based upon 37,381,413 shares of Common Stock issued and outstanding as of the Record Date.

Name & Address of Beneficial Owner	Number of Shares Owned	Shares Underlying Options/Warrants(1)	Percent of Class(2)
Named Executive Officers and Directors*
Richard D. Kurtz	236,018	269,684(3)	1.3%
Robin F. Risser	980,599	319,327(4)	3.4%
Steven Williamson	1,947,200	400,500(5)	6.2%
Jeff Anderson	143,993	145,000(3)	0.8%
M. Scott Farese	179,360	166,805(3)	0.9%
Stephen P. Soltwedel	229,016	166,805(3)	1.1%
Lance Brewer	119,683	116,805(3)	0.6%
Donald Pastor	157,783(6)	116,805(3)	0.7%

Directors & Executive Officers as a Group	3,993,652	1,701,731(7)	14.6%

5% Stockholders

Riley Investment Partners, L.P. (8)	2,145,601	---	5.7%
Riley Investment Management, LLC (8)
B. Riley & Co., LLC (8)
B. Riley & Co., LLC 401 (K) Profit Sharing Plan (8)
Robert Antin Children Irrevocable Trust Dated 1/1/01 (8)
B. Riley Asset Management, LLC (8)
Bryant R. Riley (8)
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025

*	Each Named Executive Officer and Director has an address c/o Advanced Photonix, Inc., 2925 Boardwalk, Ann Arbor, Michigan 48104.

1.	Represents shares issuable pursuant to stock options and stock purchase warrants that are exercisable within 60 days of the Record Date.

2.
Represents percentage of issued and outstanding shares of the Company’s Common Stock, assuming the beneficial owner (and no other beneficial owner) exercises all stock purchase warrants and stock options which are exercisable within 60 days of the Record Date.

3.	Represents shares underlying stock options.

4.	Includes 230,263 shares underlying stock options and 89,064 shares underlying stock purchase warrants.

5.	Includes 222,368 shares underlying stock options and 178,132 shares underlying stock purchase warrants.

6.	Includes 150,283 shares of the Company’s Common Stock that are jointly held by Donald Pastor and his wife, Diane Pastor.

7.	Includes 1,434,535 shares underlying stock options and 267,196 shares underlying stock purchase warrants.

8.
Based on the information provided pursuant to Schedule 13G filed jointly on June 16, 2014 with the SEC. Bryant R. Riley has sole voting power and sole dispositive power with respect to 405,660 shares and shared voting power and shared dispositive power with respect to 1,739,941 shares. Riley Investment Partners, LLP has shared voting power with respect to 235,850 shares; Riley Investment Management, LLC has shared voting power with respect to 235,850 shares; B. Riley & Co., LLC has shared voting power with respect to 839,272 shares; B. Riley & Co., LLC 401 (K) Profit Sharing Plan has shared voting power with respect to 218,259 shares; Robert Antin Children Irrevocable Trust Dated 1/1/01 has shared voting power with respect to 330,190 shares; and B. Riley Asset Management, LLC has shared voting power with respect to 116,370 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require our executive officers and directors and persons owning more than 10% of our common stock to file certain reports on ownership and changes in ownership with the SEC. Based on a review of our records and other information, we believe that during fiscal year 2014, our executive officers and directors and all persons holding more than 10% of our common stock timely filed all required Section 16 reports.

PROPOSAL 1
ELECTION OF DIRECTORS

Our entire Board is elected each year at the Annual Meeting of Stockholders.  The Board is currently composed of six members.  Six of the nominees listed below are incumbent directors and one nominee is an officer of the Company, all of whose nominations to serve for a one-year term were recommended by our Nominating and Governance Committee and approved by the Board.  The seven nominees include four independent directors as defined in the NYSE MKT rules and regulations.

Each nominee elected as a director will continue in office until the next Annual Meeting of Stockholders or until his or her successor has been elected or appointed.  Each person nominated below has consented to be named in this Proxy Statement and has agreed to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE
BOARD’S SEVEN NOMINEES FOR DIRECTOR.

If you grant a proxy, the persons named as proxy holders, Richard D. Kurtz and Jeff Anderson, or any of them, intend to vote the proxy “FOR” the election of each of these nominees unless you indicate on the proxy a vote against or an abstention with respect to any of the nominees.  If for some reason any director nominee is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise on the proxy, the proxies will be voted in favor of the remaining nominees. If any substitute nominees are designated for election at the Annual Meeting, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

Biographical Information for Nominees

The following persons are nominees for election as directors:

Name	Age	Position or Principal Occupation	Director Since
Richard D. Kurtz	62	Chief Executive Officer (CEO), President and Director	2000
Robin F. Risser	63	Chief Operating Officer (COO), Secretary and Director	2005
Lance Brewer	55	Director	2005
M. Scott Farese	57	Director	1998
Donald Pastor	60	Chairman of the Board and Director	2005
Stephen P. Soltwedel	67	Director	2000
Steven Williamson	60	Chief Technology Officer

Set forth below is certain information relating to the incumbent directors and the nominee director of the Company.

Richard D. Kurtz – CEO, President and Director

Mr. Kurtz became a director of the Company in February 2000, was appointed CEO in February 2003, and also served as the Company’s Chairman of the Board from July 2000 through October 2012.  Mr. Kurtz also serves as the President of Picometrix LLC (Picometrix), a wholly-owned subsidiary of the Company formerly known as Picometrix, Inc., and the President of Advanced Photonix Canada, Inc., a wholly-owned subsidiary of the Company established to acquire the non-automotive business assets of Silonex Inc. In June 2006, Mr. Kurtz was appointed to serve as President of the Company.  Prior to joining the Company in February 2003, he was director of Client Services and Strategic Planning for Quantum Compliance Systems Inc., a privately owned software company specializing in the development and installation of environmental health and safety management systems.  Prior to joining Quantum in June 2001, Mr. Kurtz served as Vice President of Sales and Marketing for Filtertek Inc., an ESCO technology company, for more than thirteen years.  Mr. Kurtz’s extensive executive experience managing high technology companies, his in-depth knowledge of our Company and its day-to-day operations, and his strong strategic vision for the Company qualify him to serve on the Board.

Robin F. Risser – COO, Secretary and Director

Mr. Risser joined the Company in May 2005 through its acquisition of Picometrix, was appointed Chief Financial Officer of the Company and General Manager of Picometrix at that time and became a director of the Company in July 2005. In April 2011, Mr. Risser was appointed to serve as COO of the Company, and continued to serve as the Company’s CFO until Jeff Anderson assumed those duties effective August 29, 2011. Mr. Risser is also the Secretary of the Company.  Prior to joining the Company, Mr. Risser served as the Chief Executive Officer and a member of the board of directors of Picometrix since 1992, the year in which he co-founded Picometrix. Mr. Risser also worked at Bendix Corporation from 1973 to 1981, focusing on corporate financial and strategic planning. Mr. Risser is also a member of the Optical Society of America.  Mr. Risser has passed the certified public accountant exam and holds an M.B.A. from the University of Michigan.  Mr. Risser’s intimate knowledge of the Company’s operations, his prior experience as the Chief Executive Officer and a member of the board of directors of Picometrix and his substantial expertise in financial matters make him a valuable member of the Board.

Lance Brewer – Director

Mr. Brewer became a director of the Company in July 2005.  He has been a partner at the law firm of Brewer & Brewer since 1989, the year in which he co-founded the firm.  Brewer & Brewer is headquartered in Newport Beach, California and specializes in the representation of financial institutions, business acquisitions and litigation and insurance defense.  Mr. Brewer’s career-long experience with matters of business and law informs the Board’s consideration of management issues and strategic initiatives, many of which involve complex legal and financial arrangements.

M. Scott Farese - Director

Mr. Farese became a director of the Company in August 1998.  Mr. Farese is currently President of Chelsea Partners, a firm which he founded in 2004 that specializes in facilitating private investments in privately held companies.  For the thirteen years prior to the establishment of Chelsea Partners, Mr. Farese was employed by Filtertek, Inc., an ESCO technology company, most recently holding the position of Business Unit Director.  From 2007 until February 2010, he was the Chief Executive Officer of Memacin, a firm that he co-founded and that specializes in the manufacture and distribution of dietary supplements and nutraceuticals.  Mr. Farese’s extensive knowledge of the Company, his many years’ experience managing high technology businesses that face financial and technical challenges similar to those faced by the Company and his experience in the private investment market make him a valuable member of the Board.

Donald Pastor – Chairman of the Board and Director

Mr. Pastor became a director of the Company in July 2005 and assumed the role of non-executive Chairman of the Board in October 2012.  Mr. Pastor is also the President of DP Business Services, a consulting firm which he founded in January 2012, and an Adjunct Professor of Business at Molloy College.  From 1986 through June 2012, he served as the President – Electronics Systems Division of Telephonics Corporation.  In addition, Mr. Pastor previously served as the Chief Executive Officer of TLSI, a wholly owned subsidiary of Telephonics Corporation, and as the Chief Financial Officer of Telephonics Corporation. For the past thirty years, Mr. Pastor has held a variety of financial, administrative and operational positions in high technology and defense related industries. Mr. Pastor’s extensive experience in financial, administrative and operational positions in high technology and defense related industries qualify him for service on the Board.

Stephen P. Soltwedel - Director

Mr. Soltwedel became a director of the Company in February 2000. He is currently a private investor. In May 2007 he retired as President of the Hi-Tech Automotive and Medical Division of ESCO Technologies where he had been employed since 1979 and had previously held the position of Vice President and Chief Financial Officer.  Prior to that, Mr. Soltwedel was employed by the public accounting firm of Baillies Denson Erickson & Smith in Lake Geneva, Wisconsin. Mr. Soltwedel’s prior executive experience managing a high technology company and his substantial expertise in financial and accounting matters make him a valuable member of the Board.

Steven Williamson – Chief Technology Officer and Director Nominee

Mr. Williamson joined the Company in May 2005 through its acquisition of Picometrix and was appointed CTO of the Company at that time.  Prior to joining the Company, Mr. Williamson served as the President, Chief Technology Officer and a member of the board of directors of Picometrix since 1992, the year in which he co-founded Picometrix.  Mr. Williamson earned his B.A. in Physics (Optics) from the University of Rochester, has seventy- five publications in the field of ultra fast optics and optoelectronics and holds seventeen patents.  Mr. Williamson’s extensive knowledge of the Company and his significant expertise in technology will make him a valuable member of the Board.

CORPORATE GOVERNANCE

We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders.  We are in compliance with the corporate governance requirements imposed by the Dodd-Frank Act, Sarbanes-Oxley Act, other applicable U.S. and state securities laws, as well as NYSE MKT rules and will continue to review our policies and practices to meet ongoing developments in this area.

Code of Ethical Conduct

The Company has adopted a Code of Ethical Conduct applicable to its President, CEO and CFO pursuant to the Sarbanes-Oxley Act of 2002.  In addition the Company has adopted a Code of Business Conduct and Ethics applicable to all employees and directors, including the officers listed above.  Both the Code of Ethical Conduct and the Code of Business Conduct and Ethics are published on the Company’s web site, www.advancedphotonix.com, under the “Corporate Governance” link on the “Investors” page.  Both the Code of Ethical Conduct and the Code of Business Conduct and Ethics are also available in print upon request and at the Company’s expense.  We will post any amendments to or waivers of either the Code of Ethical Conduct or the Code of Business Conduct and Ethics on the Company’s web site.

BOARD MEETINGS AND COMMITTEES

Board Meetings, Annual Meeting and Attendance of Directors

The Board held five meetings during the fiscal year ended March 31, 2014. During fiscal year 2014, each of the directors attended 75% or more of the combined total meetings of the Board and the respective committees on which he served. As a matter of policy, members of the Board are required to make every reasonable effort to attend the Annual Meeting of Stockholders. All members of the Board attended the Company’s 2013 Annual Meeting of Stockholders.

Board Leadership Structure

In October 2012 the Board determined to separate the offices of Chairman and CEO, roles formerly held by Mr. Kurtz, and appointed Mr. Pastor as the Company’s independent, non-executive Chairman of the Board. Through the appointment of a non-executive Chairman, the Board has strengthened its independent leadership, which the Board believes is a critical aspect of effective governance.

Under our current leadership structure, Mr. Kurtz, in his capacity as CEO, is responsible for the day to day leadership and performance of the Company, while Mr. Pastor, as Chairman of the Board, provides guidance to Mr. Kurtz and senior management, facilitates the development of enhanced reporting mechanisms to improve the Board’s oversight of the Company, and sets the agenda for and presides over Board meetings.

Director Independence

The Board has affirmatively determined that the following directors have no material relationship with the Company and are independent within the meaning of Rule 10A-3 of the Exchange Act (Rule 10A-3) and NYSE MKT Company Guide Section 803A:  Lance Brewer, M. Scott Farese, Donald Pastor and Stephen P. Soltwedel.  Independent directors receive no compensation from the Company for service on the Board or the Committees other than directors’ fees (with the Chairman of the Board receiving an additional sum for his service as Chairman) and discretionary awards granted under our 2007 Equity Incentive Plan, as amended (the 2007 Equity Plan).

Executive Sessions

As required by the NYSE MKT listing standards, our non-management directors meet in executive sessions with only non-management directors present at least once annually.

Communications with Directors

You may contact the entire Board, any Committee of the Board, the non-management directors as a group or any individual director by calling the Company’s hotline at 800-785-1003 (U.S. and Canada) which is administered by a third party service provider, Lighthouse Services.  Lighthouse Services collects all requests for contact and delivers them to the appropriate director or group of directors.  The contact information for our hotline is also located on our web site at www.advancedphotonix.com under the “Independent Directors” link on the “Investors” page.  Stockholders are also welcome to communicate directly with the Board at the Company’s Annual Meeting.

Committees of the Board

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.  All of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent directors within the applicable definitions of the NYSE MKT listing standards and Rule 10A-3.  Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.  The Charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee have been approved by the Board and are posted on the Company’s web site, www.advancedphotonix.com under the “Corporate Governance” link on the “Investors” page.  Each Committee’s Charter is also available in print to any requesting stockholder at the Company’s expense.

Audit Committee.  As set forth in the Audit Committee Charter, the Audit Committee’s primary responsibilities are to: (1) oversee the Company’s financial reporting principles and policies including review of the financial reports and other financial and related information released by the Company to the public, or in certain circumstances governmental bodies; (2) review the Company’s system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established; (3) review the Company’s accounting and financial reporting processes; (4) review and appraise with management the performance of the Company’s independent auditors; and (5) provide an open avenue of communication between the independent auditors and the Board.  The Audit Committee, chaired by Stephen P. Soltwedel, held four meetings during the fiscal year ended March 31, 2014.  During fiscal year 2014, the Audit Committee consisted of Stephen P. Soltwedel, M. Scott Farese and Donald Pastor.  The Board has determined that Donald Pastor and Stephen P. Soltwedel each qualify as an “Audit Committee Financial Expert” under the regulations promulgated by the SEC.

Compensation Committee.  The Compensation Committee evaluates directors’ and management compensation and administers the Company’s equity incentive plans.  The Compensation Committee, chaired by M. Scott Farese, held seven meetings during fiscal year 2014.  The members of the Compensation Committee are M. Scott Farese, Lance Brewer and Donald Pastor.  Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for (i) discharging the Board’s responsibilities relating to compensation of the Company’s executive officers, (ii) reviewing and approving an annual report on executive compensation prepared by management for inclusion in the Proxy Statement in accordance with applicable rules and regulations and (iii) reviewing and recommending to the Board the fees paid to the independent directors for service on the Board and its Committees. The Compensation Committee made recommendations concerning executive compensation for our executive officers for fiscal year 2014 which were approved by the independent directors of the Board. Further information relating to the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation is set forth under the heading “Executive Compensation Discussion and Analysis” beginning on Page 13 of this Proxy Statement.

Nominating and Governance Committee.  The Nominating and Governance Committee identifies individuals qualified to become members of the Board and its Committees and addresses the Company’s demands for governance. The Nominating and Governance Committee, chaired by Lance Brewer, held three meetings during fiscal year 2014. The members of the Nominating and Governance Committee are Lance Brewer, M. Scott Farese and Stephen P. Soltwedel. The Nominating and Governance Committee’s responsibilities include (i) identifying individuals qualified to become Board members, (ii) recommending individuals to the Board as director nominees and recommending directors to serve as members of the Board’s Committees, and (iii) developing and recommending to the Board a set of corporate governance guidelines.

Nomination Procedures

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.  The Nominating and Governance Committee identifies potential new director candidates by recommendations from its members, other Board members, Company management and stockholders, and may, if necessary or appropriate, engage a professional search firm to assist in this process.

The Nominating and Governance Committee will also consider nominees recommended by stockholders in accordance with our By-laws as well as those recommended by management or consultants retained by the Nominating and Governance Committee.  Under our By-laws and as described in this Proxy Statement under the heading, “May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?” on Page 5 of this Proxy Statement, any interested person may recommend a nominee by submitting the nomination within the timeframe specified by our By-laws, together with the information and materials required by our By-laws, to Advanced Photonix, Inc., Attention: Corporate Secretary, 2925 Boardwalk, Ann Arbor, Michigan 48104. The Nominating and Governance Committee uses the same criteria that it applies to recommendations from the Committee members, directors and members of management to evaluate recommendations for director candidates submitted by stockholders.  The Company has not made any changes to the procedures by which stockholders may recommend nominees to the Board since the Company’s last proxy statement.

The Nominating and Governance Committee evaluates candidates’ skills, expertise, integrity, character, judgment, independence, corporate experience, length of service, willingness to serve, conflicts and commitments (including, among other things, the number of other public and private company boards on which a director candidate serves), and such other factors as it deems appropriate.  The Nominating and Governance Committee also considers whether a prospective nominee has appropriate business experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing the major risks facing the Company and reviewing management’s proposals for their mitigation. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee. The Audit Committee reviews and discusses significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control, and report such exposures. In performing their oversight responsibilities, the Board and the Audit Committee periodically discuss with management the Company’s policies with respect to risk assessment and risk management. The Audit Committee reports to the Board regularly on matters relating to the specific areas of risk that the Audit Committee oversees. Additionally, as discussed below in “Executive Compensation Discussion and Analysis”, the Compensation Committee attempts to design compensation standards for the Company’s personnel in a way that discourages behavior that may lead to excessive risk-taking.

Named Executive Officers of API

Name	Position with API
Richard D. Kurtz	President and CEO
Robin F. Risser	COO and Secretary
Jeff Anderson	Chief Financial Officer (CFO)
Steven Williamson	Chief Technology Officer (CTO)

Set forth below is certain biographical information concerning our Named Executive Officer who is not also a director or director nominee:

Mr. Anderson, age 55, joined the Company on August 29, 2011 as its new CFO and has over 30 years of business experience, starting in public accounting and moving into a number of high technology companies.  From June 2002 until joining API, Mr. Anderson served as the Vice President of Finance and Corporate Controller of the principal domestic operating subsidiary of ON Semiconductor Corporation.  Prior to joining ON Semiconductor Corporation, he held various financial management positions at Honeywell, Maxtor, and several high-growth private technology companies.  Mr. Anderson received his undergraduate degree in Accounting from the University of Minnesota and his MBA from Regis College in Denver. He passed the CPA exam in May of 1981 and the CMA exam in December of 1985.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for setting and administering the policies that govern executive salaries, cash bonus awards and equity incentive awards.  The Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board, the annual compensation, including equity grants, for API’s executive officers, including Richard D. Kurtz, President and CEO; Robin F. Risser, COO and Secretary; Jeff Anderson, CFO; and Steven Williamson, CTO (collectively, the Named Executive Officers or the NEOs). The Compensation Committee operates pursuant to a charter that further outlines the Compensation Committee’s specific authority, duties and responsibilities and may, pursuant to its charter, form and delegate authority to subcommittees when appropriate.

Introduction

Our compensation programs are designed to reward our Named Executive Officers for their contributions to the Company’s achievements aimed at long-term strategic management and enhancement of stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our Named Executive Officers’ total compensation is composed of a mix of base salary, annual cash incentive bonus and long-term incentive equity awards that include both stock options and stock grants. Depending on the needs of the Company, incentive compensation may be issued in the form of discretionary grants or pursuant to the Company’s Executive Incentive Compensation Plan (the Bonus Plan).

Objectives of the Compensation Program

The Company’s compensation program, including its executive compensation program, is designed to provide compensation packages that attract, motivate and retain outstanding executive personnel.  In particular, the Company generally compensates its Named Executive Officers with a mix of cash and equity compensation that is designed to be both competitive with the compensation offered by peer companies that operate in similar industries and to closely align the interests of the Company’s Named Executive Officers with the interests of our stockholders.

What the Compensation Program is Designed to Reward

The compensation program for the Company’s Named Executive Officers is designed to reward contributions to the Company’s short and long term growth and enhancement of stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.  The Compensation Committee does not consider the Company’s current compensation program to encourage unnecessary or excessive risk-taking by the Named Executive Officers and from time to time reviews the program to determine if any such risk-taking may be so encouraged.

Principles and Methodologies for Setting Compensation

The Compensation Committee reports to the Board and is responsible for setting and administering the Company’s compensation program and policies as well as monitoring the Company’s compensation philosophy and objectives.   Upon conclusion of each fiscal year, the Compensation Committee reviews and recommends to the independent directors for approval various compensation elements, including base salaries and, if applicable, “target bonuses” (expressed as a percentage of base salary) for the next fiscal year for the Named Executive Officers.  For those fiscal years in which the Bonus Plan is in effect, the Compensation Committee also determines whether a bonus was achieved under the Company’s Bonus Plan for the Company’s fiscal year just ended and, if achieved, whether such bonus will be paid in the form of cash, restricted stock, or some combination thereof.

Alternatively, if the Bonus Plan is not in effect for a fiscal year, the Compensation Committee determines whether to grant equity awards under the Company’s 2007 Equity Incentive Plan (the 2007 Equity Plan) or recommend to the Board that a discretionary cash bonus be awarded.  In making this determination, the Compensation Committee evaluates the performance achievements and strategic accomplishments of each Named Executive Officer and of the Company during the year from the perspectives of both long-term growth and current results.  In light of the Company’s goal of providing compensation that is competitive with its peer companies in the technology industry, the Compensation Committee also considers the results of the compensation surveys that are prepared by its external compensation consultants from time to time.  With respect to the CEO’s discretionary bonus, in addition to reviewing both the aforementioned performance data and comparative compensation information, the Compensation Committee also considers the CEO’s self-evaluation of how well he believes he performed against his commitments in the year, with an assessment of his performance against the Company’s stated strategic objectives and, if available, recommendations from the Compensation Committee’s external compensation consultants. With respect to discretionary bonuses for the other Named Executive Officers, the Compensation Committee receives recommendations from the CEO and other performance evaluations and, based on such input and the aforementioned performance data and comparative compensation information, provides its recommendations to the Board.

Peer Group Review

During the 2014 fiscal year, the Compensation Committee engaged Lipis Consulting, Inc. (Lipis), an independent compensation consulting firm specializing in compensation issues, to survey named executive officer and director compensation practices at other technology companies (the Peer Group). Lipis identified the following twelve (12) companies as the Peer Group for the Company’s CEO and CFO: Alliance Fiber Optic Products Inc., Gigoptix Inc., Kopin Corporation., Luna Innovations Incorporated, Micropac Industries Inc., Netlist Inc., NVE Corporation, Quicklogic Corp., Semileds Corporation, Solar Enertech Corp., Spire Corp. and Transwitch Corporation. Lipis identified the following two (2) companies as the Peer Group for the COO: Semileds Corporation and Spire Corporation and the following four (4) companies for the Company’s CTO: Gigoptix Inc., Kopin Corporation., Luna Innovations Incorporated, and Quicklogic Corp. The Lipis compensation analysis (the Lipis Report) indicated that while base salaries for the Company’s CEO, COO and CTO were slightly below, and the Company’s CFO was slightly above, respectively, the medians of their respective Peer Group, total compensation levels were substantially less than the total compensation paid by companies in their respective Peer Groups to officers holding comparable positions.

Elements of Executive Compensation; How the Compensation Committee Chose Amounts

The elements we use to achieve our compensation objectives, and to enable the Company to retain, motivate, engage, and reward our Named Executive Officers and other executives include base salary, annual incentive compensation and long-term equity compensation.

Element / Type of Plan	Link to Compensation Objectives		Key Features
Base Salary (Cash)	◆ ◆	Fixed amount of compensation for performing day-to-day responsibilities. Provides financial stability and security.	◆ ◆
Competitive pay that takes into consideration the salary paid to persons in similar positions at other technology companies (Peer Companies), the executive’s performance, criticality of the executive’s position, and the executive’s knowledge, skills and experience.

Executives may be eligible for an annual increase depending on individual performance, their level of pay compared to the salaries paid to persons in similar positions at Peer Companies, and upon a change in role and responsibilities.

Annual Incentive (Cash and/or Equity Awards)	◆	Motivates and rewards for achievement of key operational and personal development goals measured over the current fiscal year.	◆ ◆
If the Bonus Plan is not in effect for a fiscal year, a discretionary cash bonus may be awarded based on the Compensation Committee’s evaluation of an executive’s performance.

If the Bonus Plan is in effect for a fiscal year:

◆
In fiscal years when the Bonus Plan is in effect,
utilization of sales results and earnings metrics
and a range of payouts based on the
achievement of such metrics (as opposed to an
“all or nothing” payout scheme) functions to
mitigate risk.
o o o
A target bonus ranging between 30% and 50% of base salary is established for each NEO.
Goals are set annually and the financial metrics are tied to the Company’s annual budget.
At the discretion of the Compensation Committee, bonuses may be settled in cash, equity, or a combination of both.

Long-Term Incentive (Stock Options & Time-based Restricted Stock Awards)	◆	Motivates and rewards for sustaining long- term financial and operational performance that increases stockholder value.	◆	Stock Options:

	◆	Encourages continued employment through vesting periods in order to obtain shares.		o o o
Encourages achievement of long-term performance goals since value is entirely dependent upon long-term increases in the price of the
Company’s Class A Common Stock (Stock).
Minimum vesting schedule of 6 months.
Generally vest in three installments with 33%, 33% and 34% vesting on the 6-month, 1st year and 2nd year anniversary, respectively, of the grant date.

			◆	Time-based Restricted Stock Awards:

o o
Encourages achievement of long-term performance goals since value increases in direct proportion to increases in the value of the Company’s
Stock.
Generally vest in three installments with 33%, 33% and 34% vesting on the
6-month, 1st year and 2nd year anniversary, respectively, of the grant date.

Base Salary.

As described above, base salary is the primary fixed element in the Company’s compensation program and is intended to provide an element of certainty and security to the Company’s Named Executive Officers on an ongoing basis.  While executive salaries are reviewed by the Compensation Committee on an annual basis, as well as at the time of a promotion or other material change in responsibilities, an increase in base salary is not automatic or guaranteed.  Increases in salary are based on an evaluation of the individual’s performance, the Company’s financial condition and, when such information is available, the level of pay compared to the salaries paid to persons in similar positions at Peer Companies.

While historically the base salaries paid to the Company’s Named Executive Officers have generally been in the lower range or median of the base salaries paid by the Company’s Peer Companies, the Compensation Committee determined not to make any adjustment to the base salaries of the Company’s Named Executive Officers for fiscal year 2014.  To insure that the Company is able to meet its obligations under the Company’s credit facilities with Silicon Valley Bank (SVB) and Partners for Growth III, L.P. (PFG), the Company’s Named Executive Officers entered into amendments to their employment agreements on March 5, 2014 pursuant to which each Named Executive Officer’s base salary was temporarily reduced by 25% for the period commencing March 1, 2014 and ending May 31, 2014.  The Named Executive Officers had also voluntarily waived 20% of their respective base salaries that would otherwise be payable for the period commencing March 1, 2013 and ending July 31, 2013. The employment agreements of the Named Executive Officers were amended on February 28, 2013 to reflect this voluntary 20% base salary reduction for such period.

Annual Incentive.

In fiscal year 2014, the Compensation Committee did not utilize the Bonus Plan pursuant to which it pays incentive bonuses (which may be paid in the form of cash, restricted stock, or some combination thereof) based upon achievement of certain Company performance objectives relating to Sales results and EBIT Percentage results (each term as defined in the Bonus Plan). In evaluating whether to recommend to the Board that a discretionary cash bonus be awarded, the Compensation Committee considered the following performance achievements that occurred during fiscal year 2014: the efforts undertaken to strengthen the Company’s liquidity and access to capital during fiscal year 2014, including the amendments to the SVB credit facility and the credit agreement with PFG that provided the Company increased flexibility in meeting its financial covenants; the continued expansion of the Company’s value-added reseller (VAR) network to support the Company’s Terahertz product line; the follow on orders from the Company’s China based telecom OEM customer to supply the CR-100D for their 100G optical transport network equipment; the execution of a volume purchase agreement covering a substantial number of units of industrial sales systems with a customer who manufactures process control equipment and has limited exclusive rights to purchase the Company’s T-Gauge® sensor; the 23% increase in net sales from  $23,649,000 in fiscal year 2013 to $29,041,000 in fiscal 2014; the 3% decrease in net losses of $(4,387,000) in fiscal year 2013 to $(4,264,000) in fiscal year 2014; and the fact that the stock price of the Company’s Stock increased during fiscal year 2014 from $0.47 a share as of the end of fiscal year 2013 to $0.63 a share as of the end of fiscal year 2014. Despite these accomplishments, in light of the Company’s negative cash flow in fiscal 2014, the Compensation Committee determined not to recommend discretionary cash bonuses to any of the Company’s Named Executive Officers.

Equity Awards.

The Compensation Committee believes that incentivizing executives to focus on long-term performance is of particular importance and that one of the most effective ways to accomplish this objective is to provide the Company’s Named Executive Officers with equity awards, the value of which is dependent upon the performance of the Company’s Stock.  Equity ownership also aligns the interests of the Named Executive Officers with those of their fellow stockholders since its value is dependent on the value of the Company’s Stock.  Equity awards are typically subject to vesting or forfeiture provisions which operate to help encourage the Named Executive Officers to maintain their employment with the Company.  For these reasons, equity compensation is generally a significant element of the total annual compensation of the Company’s Named Executive Officers.

Under the 2007 Equity Plan, employees, including the Named Executive Officers, may be granted stock options and stock awards, which may be subject to time-based or performance-based vesting.  The Compensation Committee may issue stock awards to encourage achievement of long-term performance goals, since the value of this type of compensation increases in direct proportion to increases in the value of the Company’s Stock. In addition to stock awards, the Compensation Committee may award stock options as an incentive to create long-term stockholder value.  The award of stock options achieves this purpose because the value of stock option awards is entirely dependent upon long-term increases in the price of the Company’s shares.  Similar to stock awards, stock options also vest over time and thus reward sustained performance by executive officers and discourage unnecessary risk.

Following the conclusion of fiscal year 2014, the Compensation Committee evaluated the performance of both our Named Executive Officers and the Company over the preceding fiscal year when determining whether to grant discretionary equity awards.  In connection with its evaluation, the Compensation Committee noted, among other things, the increase in net sales that occurred during fiscal year 2014; the development and continued expansion of the VAR network; the amendments to the credit agreement with SVB and PFG; the receipt of follow on orders for the CR-100D and the execution of a volume purchase agreement for the sale of a number of units of industrial sales systems. In particular, the Compensation Committee took into consideration the following key developments in fiscal year 2014:

●	The expansion of the VAR network to support the Company’s Terahertz product line.

●	Sales growth across three of the Company’s four major markets during fiscal year 2014, resulting in a 23% revenue increase from $23.6 million in fiscal year 2013 to $29.04 million.

●	The increase in the Company’s stock price during fiscal year 2014 from $0.47 a share as of the end of the fiscal year 2013 to $0.63 a share as of the end of fiscal year 2014.

In light of the Company’s negative cash flow in fiscal 2014, however, the Compensation Committee did not approve any grants of stock options under the 2007 Equity Plan to the CEO, COO, CFO and CTO.

Employment Agreements, Post-Termination Benefits and Change in Control Arrangements

Employment Agreements, Post-Termination Benefits. The Company has historically entered into employment agreements with its Named Executive Officers.  The Compensation Committee believes that employment agreements with its Named Executive Officers provide significant benefits to the Company’s stockholders due to the non-competition, non-solicitation, confidentiality and work for hire provisions contained in the agreements and the certainty and security that such agreements provide to the Named Executive Officers, which in turn improves each Named Executive Officer’s ability to focus on the Company’s long-term interests.

On August 19, 2011, the Company entered into an employment agreement with Mr. Anderson in connection with his appointment as the Company’s CFO, and amended and restated its existing employment agreements with Messrs. Kurtz, Risser and Williamson (each an Employment Agreement and collectively, the Employment Agreements). Aside from provisions contained in Mr. Anderson’s Employment Agreement providing for a shorter severance period, a $50,000 relocation allowance and an initial grant of equity, the Employment Agreements are substantially the same and provide, among other things, that the Named Executive Officers will (i) be eligible to receive incentive compensation if the performance based goals established under the Bonus Plan are met in years when the Bonus Plan is in effect or, for years when the Bonus Plan is not in effect, as determined by the Board; (ii) receive severance payments under certain circumstances; and (iii) be subject to standard limitations on competition or interference with the Company both during and after termination of their employment.  Further information relating to the employment agreements is set forth under the heading “Employment Agreements, Post-Termination Benefits and Change in Control Arrangements” beginning on Page 23.

As noted above under the heading “Base Salary”, each of the Employment Agreements was amended on March 5, 2014 and February 28, 2013 to reduce the base salaries of the Company’s Named Executive Officers by 25% and 20% over the period commencing March 1, 2014 and ending May 31, 2014 and March 1, 2013 and ending July 31, 2013, respectively, to assist the Company in meeting certain liquidity requirements under the Company’s credit facilities with SVB and PFG.

Change in Control Arrangements. The Employment Agreements do not provide benefits to any Named Executive Officer in the event of a change in control of the Company.  Under the 2007 Equity Plan, the Board may, in its sole discretion, accelerate vesting of stock options and stock awards in connection with a change in control.  The Compensation Committee views such change in control benefits as a potentially valuable compensation element to attract and retain the highest quality executive officers and will continue to evaluate their usefulness on a case-by-case basis.

Benefits. The Named Executive Officers are also eligible to participate in the same health benefit plans, retirement plans and perquisites made available to the other benefits-eligible employees of the Company, except that the Named Executive Officers are also entitled to supplemental long-term disability benefits which are greater than those offered by the Company to its other employees.  The cost to the Company for this benefit is included in the Summary Compensation Table under the category “All Other Compensation.”

Certain Tax and Accounting Considerations: Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 (the Code) generally limits the deductibility of compensation (other than qualified performance-based compensation) in excess of $1,000,000 paid in a taxable year to a company’s chief executive officer and the four other most highly compensated executive officers. The Company considers the impact of this deductibility limitation on its compensation program, but recognizes that there may be cases in which authorized compensation exceeds the limits contemplated in Section 162(m) of the Code.

Current accounting rules, including Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718), “Compensation-Stock Compensation”, require the Company to record as an expense the estimated fair market value of stock option grants and stock awards, which reduces the Company’s reported profits. The Compensation Committee considers this expense when determining the types and values of equity awards to be granted to employees, including the Named Executive Officers.

The Company uses the Black-Scholes model to determine the fair value of stock option grants, ensuring that the amount of compensation accrued annually by the Company in connection with its stock option grants may be more easily compared year to year since the Black-Scholes model is the same methodology used by the Company to determine its compensation expense in accordance with FASB ASC 718.

REPORT OF THE COMPENSATION COMMITTEE(1)

With respect to the fiscal year ended March 31, 2014, the Compensation Committee hereby reports as follows:

1.  The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement, as required by Item 402(b) of Regulation S-K; and

2.  Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A filed with the SEC.

ADVANCED PHOTONIX, INC. COMPENSATION COMMITTEE

M. Scott Farese (Chairman)
Donald Pastor
Lance Brewer

(1) Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the Report of the Compensation Committee shall not be deemed incorporated by reference in any such filings.

TABULAR COMPENSATION DISCLOSURE

The following tables summarize our Named Executive Officer and non-employee director compensation as follows:

1.
Summary Compensation Table. The Summary Compensation Table on Page 20 and related discussion summarize the compensation earned by or paid to our Named Executive Officers for the fiscal years ended March 31, 2014, 2013 and 2012, including salary earned, the aggregate grant date fair value of stock awards and option awards granted to our Named Executive Officers, and all other compensation paid to our Named Executive Officers, including perquisites.

2.	Grants of Plan-Based Awards Table. No grants of plan-based awards were made to our Named Executive Officers for the fiscal year ended March 31, 2014.

3.
Outstanding Equity Awards at Fiscal Year-End Table. The Outstanding Equity Awards at Fiscal Year-End Table on Page 22 and related discussion summarize the unvested stock awards and all stock options held by our Named Executive Officers as of March 31, 2014.

4.
Option Exercises and Stock Vested Table. The Option Exercises and Stock Vested Table on Page 22 and related discussion summarize our Named Executive Officers’ option exercises and stock award vesting during the fiscal year ended March 31, 2014.

5.
Potential Payments Upon Termination Table. The Potential Payments Upon Termination Table on Page 24 and related discussion summarize payments and benefits that would be made to certain of our Named Executive Officers in the event of certain employment terminations.

6.
Director Compensation Table. The Director Compensation Table on Page 24 and related discussion summarize the compensation paid to our non-employee directors during the fiscal year ended March 31, 2014, including cash compensation and the aggregate grant date fair value of stock awards and option awards granted to our non-employee directors.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation for each of our Named Executive Officers for each of the fiscal years ended March 31, 2014, 2013 and 2012.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)(3)
Richard D. Kurtz, CEO and President	2014	269,187	-	-	-	-	3,853	273,040
	2013	290,090	-	19,190	-	-	14,272	323,552
	2012	295,000	-	92,586	-	-	14,857	402,443
Robin F. Risser, COO, CFO and Secretary	2014	237,250			-	-	6,994	244,244
	2013	255,667	-	9,595	-	-	17,425	282,687
	2012	260,000	-	51,848	-	-	18,108	329,956
Jeff Anderson, CFO	2014	182,500					3,035	185,535
	2013	196,667	-	9,595	-	-	10,700	216,962
	2012	200,000	-	92,646	95,000	-	3,248	390,894
Steven Williamson, CTO	2014	191,625	-	-	-	-	5,813	197,438
	2013	206,497	-	9,595	-	-	15,286	231,378
	2012	210,000	-	44,441	-	-	15,389	269,830

(1)
Represents the aggregate grant date fair values of stock option awards granted during the fiscal years ended March 31, 2014, 2013 and 2012 computed in accordance with FASB ASC Topic 718.  Accordingly, the dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized by the Named Executive Officers.  For a discussion of valuation assumptions used in calculating the amounts reported for fiscal years 2014, 2013  and 2012, see Note 8 to our Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended March 31, 2014, 2013 and 2012, respectively.

(2)	Amounts include life insurance premiums, Company matching contributions to the Company’s 401K Savings Plan, medical opt-out and long-term and short-term disability premiums.

(3)
There are no above-market or preferential earnings on deferred compensation.  Consequently, the Summary Compensation Table does not include earnings on deferred amounts.  In addition, none of the Named Executive Officers is eligible for pension benefits because API does not have a defined benefit retirement program.

GRANTS OF PLAN-BASED AWARDS

There were no grants of plan-based awards for the Named Executive Officers for the fiscal year ended March 31, 2014.

Narrative Addendum to the Summary Compensation Table and the Grants of Plan-Based Awards Table

2007 Equity Incentive Plan

We presently grant equity awards under our 2007 Equity Incentive Plan (the 2007 Equity Plan), and we will grant equity awards under our 2014 Employee Equity Incentive Plan (the 2014 Employee Equity Plan) which was previously adopted by the Board and with respect to which our stockholders are being asked to vote in favor of “Proposal 3” of this Proxy Statement.  A full description of the terms of the 2014 Employee Equity Plan is set forth on Page 27 of this Proxy Statement under “Proposal 3.”

Pursuant to the 2007 Equity Plan, employees, including the Named Executive Officers, may be granted options to purchase shares of the Company’s Class A Common Stock (Stock) and stock awards (collectively, the Awards).  The exercise price of all options, including Incentive Stock Options (ISOs) as defined by Section 422 of the Internal Revenue Code of 1986 (the Code), is the fair market value of the shares on the grant date.  The 2007 Equity Plan provides that a committee (the Committee) composed of no fewer than three (3) members of the Board, each of whom meets the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under the provisions of the Exchange Act or rules and regulations promulgated thereunder, shall administer the 2007 Equity Plan and determine which employees are granted Awards and the number of shares subject to each Award.

All employees of the Company and its subsidiaries as well as the Company’s non-employee directors, consultants and advisors, are eligible to receive Awards under the 2007 Equity Plan. Other than with respect to the non-discretionary automatic director grants pursuant to which each then serving non-employee director receives an annual grant on September 1 of that number of stock options having a value of $25,000 as determined on the grant date in accordance with the Black-Scholes option pricing model, the Committee determines which employees and directors are granted Awards and the number of shares subject to each Award.  See “Director Compensation – Automatic Equity Grants” below for additional information concerning non-employee director grants under the 2007 Equity Plan.  The non-employee directors have waived their right to receive the automatic annual director grants.  In addition, as discussed on Pages 13 and 14 of this Proxy Statement under the headings “Principles and Methodologies for Setting Compensation” and “Elements of Executive Compensation; How the Compensation Committee Chose Amounts”, respectively, bonuses payable to the Named Executive Officers under the Company’s Executive Incentive Compensation Plan (the Bonus Plan) may be paid in the form of stock issued pursuant to the 2007 Equity Plan.  As described above beginning on Page 15 of this Proxy Statement under the heading “Equity Awards”, the Compensation Committee did not approve any discretionary grants of stock options under the 2007 Equity Plan to the CEO, COO, CFO and CTO.

Upon termination of employment (unless due to death, disability or retirement), unless otherwise specified in an Option Agreement or as otherwise determined by the Compensation Committee, vested options granted to an employee remain exercisable for three months following such termination; provided, however, that a terminated employee who continues to provide services as a non-employee director or consultant will be deemed an employee for the period of such services or consultancy (for this purpose, with respect to non-incentive stock options only).  Subject to certain conditions, upon a termination of employment due to the death of an employee, all unvested options then held become fully exercisable and remain so for the remainder of their terms.  Subject to certain conditions, upon the termination of employment due to the retirement or disability of an employee, all unvested options then held will continue to vest and will remain exercisable for the remainder of their terms.  Upon a termination of employment for any reason, restricted stock granted to an employee as to which vesting conditions have not been satisfied or waived are forfeited.

Prior to the adoption of the 2007 Equity Plan, the Company granted options under its 1997 Employee Stock Option Plan and its 2000 Stock Option Plan (together, Prior Option Plans). Following adoption of the 2007 Equity Plan, the Company ceased to award options under the Prior Option Plans.  However, all outstanding options awarded under the Prior Option Plans continue to be governed by the terms of such Prior Option Plans and the individual Option Agreements relating thereto.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth information regarding each unexercised option and unvested stock award held by each of our Named Executive Officers as of March 31, 2014:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard D. Kurtz	28,000	-		2.25	6/10/2014	-		-
	21,000	-		2.32	6/03/2015	-		-
	100,000	-		1.50	6/10/2018	-		-
	98,684	-		1.51	6/26/2021	-		-
	50,000	-		0.63	6/11/2022	-		-
Robin F. Risser	100,000	-		2.11	5/02/2015	-		-
	50,000	-		1.50	6/10/2018	-		-
	55,263	-		1.51	6/26/2021	-		-
	25,000	-		0.63	6/11/2022	-		-
Jeff Anderson	80,000	80,000	(1)	0.95	8/28/2021	50,000	(2)	31,500
	25,000	-		0.63	6/11/2022	-		-
Steven Williamson	100,000	-		2.11	5/02/2015	-		-
	50,000	-		1.50	6/10/2018	-		-
	47,368	-		1.51	6/26/2021	-		-
	25,000	-		0.63	6/11/2022	-		-

(1)
A stock option of 160,000 shares was granted on August 29, 2011 and was exercisable as to 40,000 shares on August 29, 2012 and an additional 40,000 shares on August 29, 2013. The stock option becomes exercisable as to an additional 40,000 shares on August 29, 2014 and an additional 40,000 shares on August 29, 2015.

(2)
A stock award of 100,000 shares was granted on August 29, 2011 and was subject to a risk of forfeiture which lapsed with respect to 25,000 shares on August 29, 2012 and an additional 25,000 shares on August 29, 2013. The stock award is subject to a risk of forfeiture which lapses with respect to 25,000 shares on August 29, 2014 and an additional 25,000 shares on August 29, 2015.

OPTION EXERCISES AND STOCK VESTED

No options were exercised by any of the Named Executive Officers during the fiscal year ended March 31, 2014.  The following table sets forth information regarding vesting of restricted stock during fiscal year 2014:

STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard D. Kurtz	-	-
Robin F. Risser	-	-
Jeff Anderson	-	-
Steven Williamson	-	-

(1)	The value realized on vesting is calculated as the product of the number of shares vesting and the fair market value of the shares on the vesting date.

EMPLOYMENT AGREEMENTS, POST-TERMINATION BENEFITS
AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements. The Company has historically entered into employment agreements with its Named Executive Officers.  As noted above under the heading “Employment Agreements, Post-Termination Benefits and Change in Control Arrangements” beginning on Page 16 of this Proxy Statement, on August 19, 2011, the Company entered into an employment agreement with Mr. Anderson in connection with his appointment as the Company’s CFO, and amended and restated its existing employment agreements with Messrs. Kurtz, Risser and Williamson (each an Employment Agreement and collectively, the Employment Agreements) that same day.

Aside from provisions contained Mr. Anderson’s Employment Agreement providing for a shorter severance period, and a $50,000 relocation allowance and an initial grant of equity provided in connection with his hiring, the Employment Agreements are substantially the same and provide, among other things, that the Named Executive Officers (x) will be eligible to receive incentive compensation if the performance based goals established under the Bonus Plan are met in years when the Bonus Plan is in effect or, for years when the Bonus Plan is not in effect, as determined by the Board; (y) will receive severance payments under certain circumstances; and (z) will be subject to standard limitations on competition or interference with the Company following termination.  In particular, if an Named Executive Officer’s employment is terminated by the Named Executive Officer for Good Reason or by the Company Without Cause or due to the Named Executive Officer’s Disability (each term as defined in the Employment Agreements), each Employment Agreement provides that, subject to the Named Executive Officer’s execution and delivery of a general release, the Company will, among other things, (i) continue to pay to the Named Executive Officer for a period of two years (one year in the case of Mr. Anderson’s Employment Agreement) commencing upon such termination (the Pay-Out Period) his base salary in effect at the time of termination; (ii) pay the Named Executive Officer any accrued but unpaid bonus earned by him under the Bonus Plan with respect to the fiscal year preceding the year of termination plus, in years when the Bonus Plan is in effect, a prorated portion (based on a fraction, the numerator of which is the number of days in the fiscal year preceding the date of termination and the denominator of which is 365) of any bonus that would have been earned by him under the Bonus Plan for the fiscal year of termination assuming that such Named Executive Officer’s employment had continued for the full fiscal year; and (iii) use its reasonable best efforts to ensure that the Named Executive Officer continues to participate in the Company’s group medical and dental health insurance plans during the Pay-Out Period and, in any event, pay to the Named Executive Officer an amount equal to the monthly costs for such coverage. Each Employment Agreement further provides that upon termination the Named Executive Officer will be subject to standard limitations on competition or interference with the Company for the longer of any Pay-Out Period or one year.

As noted above under the heading “Base Salary” on Page 15 of this Proxy Statement, each of the Employment Agreements was amended on March 5, 2014 and February 28, 2013 to reduce the base salaries of the Company’s Named Executive Officers by 25% and 20% over the period commencing March 1, 2014 and ending May 31, 2014 and March 1, 2013 and ending July 31, 2013, respectively,  to assist the Company in meeting certain liquidity requirements under the Company’s credit facilities with SVB and PFG (the NEO Salary Reduction Amendments).

In addition to the above, the Company’s Employment Agreements with its CEO and COO obligate the Board to endeavor to maintain each of the CEO and COO as a director during the term of their respective Employment Agreements.

POTENTIAL PAYMENTS UPON TERMINATION

The following table sets forth the compensation that would have been received by each of the Named Executive Officers (NEOs) had his employment been terminated as of March 31, 2014 (i) by the Company without Cause, (ii) as a result of the disability of the NEO, or (iii) by volition of the NEO with Good Reason.

Name	Salary Continuation ($)(1)	Bonus Plan Compensation ($)(2)	Medical Benefit Continuation ($)(3)	Accrued Vacation Time($)	Total($)
Richard D. Kurtz	590,000	-	31,689	25,344	647,033
Robin F. Risser	520,000	-	40,895	16,172	577,067
Steven Williamson	420,000	-	40,895	26,519	487,414
Jeff Anderson	200,000	-	20,448	6,731	227,179

(1)	Equals two times the 2014 base salary, payable over two years, for Messrs. Kurtz, Risser and Williamson, and one times the 2014 base salary, payable over one year, for Mr. Anderson.

(2)
Under their respective Employment Agreements, each Named Executive Officer is entitled to receive a prorated portion (based on a fraction, the numerator of which is the number of days in the fiscal year preceding the date of termination and the denominator of which is 365) of any bonus that would have been earned by him under the Bonus Plan for the fiscal year of termination assuming that such Named Executive Officer’s employment had continued for the full fiscal year.  Since the Bonus Plan was not implemented in fiscal year 2014, none of the Named Executive Officers would be entitled to any bonus compensation in connection with their termination.

(3)
Equals 24 times the monthly premium under the Company’s group medical and dental plans for Messrs. Kurtz, Risser and Williamson and 12 times the monthly premium under the Company’s group medical and dental plans for Mr. Anderson.

Change in Control.  The Employment Agreements do not provide benefits to any Named Executive Officer in the event of a change in control of the Company.  Under the 2007 Equity Plan, the Board may, in its sole discretion, accelerate vesting of stock options and stock awards in connection with a change in control.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended March 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards $(1)	Option Awards ($)(1)(2)	Total ($)
Lance Brewer	41,868	-	-	41,868
M. Scott Farese	44,593	-	-	44,593
Donald Pastor	107,031	-	-	107,031
Stephen P. Soltwedel	45,962	-	-	45,962

(1)
Represents the aggregate grant date fair value related to stock awards and stock option awards granted in fiscal year 2014 computed in accordance with FASB ASC Topic 718.  Accordingly, the dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized by the directors.  For a discussion of valuations assumptions used in calculating the amounts reported, see Note 8 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended March 31, 2014.

(2)
Pursuant to the terms of the 2007 Equity Plan, each of our non-employee directors who was re-elected at our 2013 Annual Meeting of Stockholders was entitled to receive an automatic grant of stock options on September 1, 2013 having a value of $25,000 calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements), with the number of options rounded up to the nearest whole share.  Prior to the grant date, each non-employee director irrevocably waived his right under the 2007 Equity Plan to receive stock options having a value of $18,700.

Director Fees

Our non-employee directors are entitled to receive the following standard compensation arrangements: a $40,650 annual retainer fee for services as a director, a fee of $1,000 for each Board meeting attended in person, $500 for each Board meeting attended telephonically and $750 for each Committee meeting attended, a $250 quarterly retainer for the Chairman of the Compensation Committee, a $625 quarterly retainer for the Chairman of the Audit Committee, and reimbursement for expenses associated with travel to any Board or Committee meeting incurred by any out-of-town non-employee director.  In addition, the Chairman of the Board is entitled to receive a monthly retainer of $7,000, reimbursement of reasonable business expenses incurred in connection with Company business, and equity awards at the discretion of the Compensation Committee.

In connection with the NEO Salary Reduction Amendments, the non-employee directors voluntarily waived 25% and 20% of the fees that that would otherwise be payable with respect to the periods commencing March 1, 2014 and ending May 31, 2014 and March 1, 2013 and ending July 31, 2013, respectively, to assist the Company in meeting certain liquidity requirements under the Company’s credit facilities with SVB and PFG.

Automatic Equity Grants

The Company’s non-employee directors participate in the 2007 Equity Plan. Under the 2007 Equity Plan, upon a non-employee director’s initial appointment to the Board, such director receives an automatic initial stock grant covering that number of shares of Common Stock having a fair market value on the date of grant of $25,000 (pro-rated for the period from the date of appointment to the following September 1), which fully vests on the six month anniversary of the grant date. On September 1 of each year, each then serving non-employee director will receive an automatic grant of options having a value of $25,000 on the grant date (calculated in accordance with the Black-Scholes option pricing model utilizing the same assumptions that the Company utilizes in preparation of its financial statements), which fully vests on the six month anniversary of the grant date.  Notwithstanding the preceding, any non-employee director who received an initial option grant under any prior option plans of the Company that is not fully-vested on the date such director would otherwise receive an automatic stock grant or option grant, as applicable, will not be entitled to receive such stock grant or option grant, as applicable.

At the Annual Meeting we are proposing that the Company’s stockholders consider and act upon the Company’s 2014 Employee Equity Plan.  In the event that the 2014 Employee Equity Plan is adopted by our stockholders at the Annual Meeting, the automatic director grant provisions under Section 6 of the 2007 Equity Plan will automatically terminate.  The Compensation Committee will retain the right to recommend the grant of discretionary awards under the 2007 Equity Plan, but the Compensation Committee has determined that any such awards made to the non-employee directors will be subject to the attainment of objective performance conditions to be established by the Compensation Committee and approved by the Board.  The performance conditions will be “substantially uncertain” within the meaning of regulations adopted under Section 162(m) of the Code.  A full description of the terms of the 2014 Employee Equity Plan is set forth on Page 27 of this Proxy Statement under “Proposal 3.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s written Code of Business Conduct and Ethics provides that all conflicts of interest, including transactions with executive officers, directors or their family members, are prohibited unless approved by the Board or a Committee of the Board.  In addition, all directors and executive officers are required to annually complete a questionnaire to identify their related interests and are required to notify the Company of any changes in that information.  These reports are reviewed by the Company and, as appropriate, the Company’s outside counsel.  If any director, executive officer or other employee of the Company becomes aware of a conflict of interest or potential conflict of interest, such person is required to bring it to the attention of a supervisor, manager, an officer of the Company, the Audit Committee or other appropriate personnel, as appropriate.

During fiscal year 2014, other than with respect to matters relating to the Company’s compensation arrangements with its executive officers, there were no transactions between the Company or any of its subsidiaries and any “Related Person” (as that term is defined in Item 404 of Regulation S-K) that would be required to be reported pursuant to Item 404 of Regulation S-K.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(SAY-ON-PAY VOTE)

This year, as required by Section 14A of the Exchange Act, we are providing stockholders the opportunity to advise the Compensation Committee and the Board regarding the compensation of our Named Executive Officers, as such compensation is described in this Proxy Statement, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, beginning on Page 13 of this Proxy Statement.  We urge our stockholders to review these disclosures for further insight into our compensation policies.

Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent that is critical to our success.  Our performance-based bonus program rewards our executives for achievement of key operational goals that we believe will provide the foundation for creating long-term stockholder value, while our equity awards, mainly in the form of stock options and restricted stock, reward long-term performance and align the interests of management with those of our stockholders.

Among the various forms of performance-based compensation, we believe that equity awards, in particular, serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance.  As such, equity awards are a key component of our executive compensation program, as they tend to bring the long-term interests of our executives in line with those of our stockholders because the value of such awards is dependent upon the Company’s stock price.  In addition, equity awards align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives’ compensation at risk if our objectives are not achieved.  Our stockholders expressed a favorable view of our executive compensation program at the 2013 Annual Meeting by approving, on an advisory basis, the compensation to our Named Executive Officers as described in our 2013 proxy statement, with approximately 54% of the votes cast voting in favor of that proposal.

The Board believes that the information provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.  Accordingly, the following resolution is to be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Executive Compensation Discussion and Analysis”, the 2014 Summary Compensation Table and the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Because the vote is advisory, it will not be binding on the Board.  However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements.  The Board and management are committed to our stockholders and understand that it is useful and appropriate to obtain the views of our stockholders when considering the design and initiation of executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL
OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3
CONSIDER AND ACT UPON THE 2014 EMPLOYEE EQUITY INCENTIVE PLAN

At the recommendation of the Compensation Committee, the Board has adopted, and recommends that our stockholders adopt, the 2014 Employee Equity Incentive Plan (the 2014 Employee Equity Plan).  As described in greater detail in the “Executive Compensation Discussion and Analysis” section of this Proxy Statement beginning at Page 13, the Board believes that the practice of granting equity incentive compensation is in the best interest of the Company and its stockholders as equity awards granted under the 2014 Employee Equity Plan will help to attract, motivate, and retain talented employees, align employee and stockholder interests, link employee compensation with Company performance and thereby serve to mitigate risks, and maintain a culture based on employee stock ownership. The Board believes that equity compensation is essential to link executive compensation with the creation of stockholder value. Since our equity awards vest generally over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders. Equity is a significant component of the Company’s compensation program.  As of June 30, 2014, 220,295 shares remain available for grant under the 2007 Equity Incentive Plan, as amended (the 2007 Equity Plan). Following adoption by our stockholders of the 2014 Employee Equity Plan, shares which are then available for grant under the 2007 Equity Plan will remain available for grant in accordance with the terms of the 2007 Equity Plan.  In the event that the 2014 Employee Equity Plan is adopted by our stockholders at the Annual Meeting, the automatic director grant provisions under Section 6 of the 2007 Equity Plan will automatically terminate.  The Compensation Committee will retain the right to recommend the grant of discretionary awards under the 2007 Equity Plan, but the Compensation Committee has determined that any such awards made to the non-employee directors will be subject to the attainment of objective performance conditions to be established by the Compensation Committee and approved by the Board.  The performance conditions will be “substantially uncertain” within the meaning of regulations adopted under Section 162(m) of the Code.

Approval and adoption of the 2014 Employee Equity Plan will enable us to compete effectively in the competitive market for employee talent over the coming years, while maintaining reasonable burn rates and overhang. Our burn rate is defined as the number of equity awards granted in the year, divided by the undiluted weighted average number of common shares outstanding during the year. It measures the potential dilutive effect of annual equity grants. For fiscal 2014, our burn rate was 0.08% and our three-year average burn rate from fiscal 2012 through fiscal 2014 was 0.8%. Our overhang is defined as the equity awards outstanding but not exercised, plus equity awards available to be granted (“available equity award shares”), divided by total common shares outstanding plus the available equity award shares. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. Our overhang as of March 31, 2014 was 6.4%. If we include the 1,000,000 shares that would be available under the 2014 Employee Equity Plan in the calculation, then our overhang would be 8.8%. We believe that our burn rate and overhang (with and without including the shares to be authorized under the 2014 Employee Equity Plan) are reasonable in relation to companies in our industry and reflect a judicious use of equity for compensation purposes. In this regard, our overhang percentage is affected by an important feature of our equity compensation program. We primarily grant stock options to our employees. As a result, we have a higher share usage rate than if we had granted restricted stock. We believe that the success of our efforts to encourage employees to hold their stock options reflects the confidence of our employees in our prospects for future growth.

The foregoing and following descriptions of the 2014 Employee Equity Plan are qualified in their entirety by reference to the 2014 Employee Equity Plan itself, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated by reference herein.  Unless otherwise defined in this Proposal 3, capitalized terms used in this Proposal 3 shall have the same meaning as ascribed to them in the 2014 Employee Equity Plan.

2014 Employee Equity Plan Description

Key Terms of the 2014 Employee Equity Plan

The following is a summary of the key provisions of the 2014 Employee Equity Plan which are described in greater detail below:

Plan Term	June 30, 2014 to June 29, 2024

Eligible Participants	All employees and persons who have accepted offers of employment with the Company and its subsidiaries

Award Types	● Stock Options (Options), including Incentive Stock Options (ISOs) and Non-Incentive Stock Options (NSOs)
● Restricted stock grants (Stock Grants)

Award Terms	Options will have a term no longer than ten years, except that ISOs granted to a 10% holder of Company Stock (10% Holder) will have a term no longer than five years

Shares Authorized	1,000,000

Share	● Each share issuable upon exercise of an Option or underlying a Stock Grant will be counted against the share pool as one share
Counting Rules	● Shares underlying Option Awards that are (i) expired or that otherwise terminate without exercise, or (ii) withheld to satisfy the exercise price or to satisfy tax withholding obligations, are added to the share pool and are available for further grant
●
Shares underlying Stock Grant Awards that are (i) forfeited, or (ii) are surrendered from such Stock Grant in connection with the vesting of such Award to satisfy tax withholding obligations, are added to the share pool and are available for further grant

Minimum Vesting Schedules	All Options will have a vesting schedule of at least six months, except as otherwise permitted by the Compensation Committee

No Below Market Grants	Options may not be granted at a price below the fair market value of the Company Stock on the grant date

No Re-pricing	Re-pricing or reducing the exercise price of an underwater Option or exchanging underwater Options for other Awards or cash is prohibited

Administration

The 2014 Employee Equity Plan is administered by the Compensation Committee (the Committee), which is composed of at least three independent directors meeting the independence requirements of both the Securities and Exchange Commission (SEC) and NYSE MKT. Subject to the terms and conditions of the 2014 Employee Equity Plan, the Committee is authorized to determine which eligible persons will receive Awards, the number of shares covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or a NSO. In addition the Committee has the authority to interpret and specify rules and regulations relating to the 2014 Employee Equity Plan.

Eligibility

All employees and persons who have accepted offers of employment with the Company and its subsidiaries (each an Eligible Person) are eligible to participate in the 2014 Employee Equity Plan.  Currently we have 122 employees.  In making the determination as to whom Awards are granted and as to the size of all Awards, the Committee takes into account each Eligible Person’s duties, contributions to the Company’s success, and other factors as the Committee deems relevant.

Shares Available for Issuance Under the 2014 Employee Equity Plan

Under the 2014 Employee Equity Plan, 1,000,000 shares of our Class A Common Stock, par value $0.001 (Shares) are available for grant, 600,000 of which may be granted as ISOs. The following Shares may also be used for further grants of Awards under the 2014 Employee Equity Plan: (i) Shares which have been forfeited under a Stock Grant; (ii) Shares which are allocable to the unexercised portion of an Option which has expired or been terminated; (iii) Shares withheld upon exercise of an Option to satisfy the exercise price of such Option; (iv) Shares withheld upon exercise of an Option to satisfy tax withholding obligations; and (v) in connection with the vesting of a Stock Grant, Shares surrendered from such Stock Grant to satisfy tax withholding obligations. Each Share associated with an Award will count as one Share against the Share pool.

Per-Person Award Limitations

Under the 2014 Employee Equity Plan, the number of Shares with respect to which Awards may be granted to any individual may not exceed 150,000 during any calendar year.

Types and Terms of Award

The Committee is authorized to grant the Option and Stock Grant Awards under the 2014 Employee Equity Plan.

Options.  The Committee is authorized to grant Options, including ISOs, which can result in potentially favorable tax treatment to the option holder, and NSOs.  The exercise price of an Option is determined by the Committee at the time of grant and may not be less than the fair market value of the Shares on the date the Option is granted (or 110% of such fair market value in the case of an ISO granted to a 10% Holder).  The term of Options granted to employees may not exceed ten years, or five years in the case of an ISO granted to a 10% Holder.  The exercise price of Options is to be paid in cash, in Shares (including by withholding Shares deliverable upon exercise of an NSO), or by a combination of the two. Under the 2014 Employee Equity Plan, the aggregate fair market value of Stock with respect to which ISOs granted to an employee first become exercisable in any calendar year may not exceed $100,000 (or such other amount as the Internal Revenue Service may decide from time to time for purposes of Section 422 of the Internal Revenue Code (the Code)).

Stock Grants.  Stock Grants are grants of restricted stock which vest upon the satisfaction of conditions, which may be based on performance factors or continued service for a specified period of time as determined by the Committee and set forth in the individual Award agreement.  The individual Award agreement will also specify appropriate consideration for the Stock Grant; a Stock Grant may be issued for no or minimal cash consideration as required by applicable law.

General Limitations on Post-Termination Exercisability of Employee Awards.  Generally, unless otherwise determined by the Committee, in the event of a termination of an employee’s employment for any reason other than death, Disability or Retirement, Options (to the extent exercisable at the time of such termination) will remain exercisable for three months from such date or until the expiration of the stated term of such Option, whichever period is shorter; provided, however, that Options granted to an employee whose service to the Company continues as a non-employee director or consultant after such employee’s Termination Date will remain exercisable during the period such Grantee continues to provide such services to the Company.  Unless otherwise provided by the Committee, in the event of a termination of an employee’s employment for any reason, Stock Grants will be forfeited on the Termination Date to the extent the conditions applicable to such Award have not been satisfied or waived.   The 2014 Employee Equity Plan provides special rules for vesting and exercisability of Options upon a termination of employment as a result of death, Disability or Retirement.

Other Provisions

Change in Capitalization.  In the event of a stock dividend, recapitalization, reclassification, split-up or combination of Shares, any extraordinary cash dividend or other similar corporate transaction or event, the Committee may make appropriate adjustments to the exercise price, or to the number or kind of Shares, applicable to any outstanding Option issued pursuant to the 2014 Employee Equity Plan to ensure, among other things, that Grantees maintain their proportionate equity interest in the Company.

Merger.  In the event of a sale of all or substantially all of the assets of the Company or a merger or consolidation which results in a change of control, the Board may during the ten day period prior to the date of such change in control, (i) cause each Option to be exchanged or converted into an award of options to purchase securities of the successor entity having an equivalent value, (ii) provide that all then outstanding Options shall become exercisable in full, or (iii) take such other action as the Board determines appropriate. With respect to Stock Grants to the extent not then fully vested, the Board may cause each such Stock Grant to be exchanged or converted into a stock grant covering securities of the successor entity subject to equivalent time based or performance-based conditions or provide that all such conditions are satisfied.

Dissolution. In the event of the dissolution of the Company, all Stock Grants shall be forfeited to the extent the applicable conditions have not been satisfied, and all outstanding Options shall be exercisable to the extent then exercisable in accordance with their terms, and if not so exercised within a ninety day period commencing on the dissolution date, shall be forfeited.

Amendments, Adjustments & Termination.  The Board may modify, amend or terminate the 2014 Employee Equity Plan, so long as that action does not impair any Awardee’s rights under any outstanding Award without the consent of such affected Awardee.  The Board may not amend the 2014 Employee Equity Plan without the approval of the stockholders to the extent such approval is required under applicable NYSE MKT and SEC rules or to increase the minimum numbers of Shares which can be granted under the 2014 Employee Equity Plan as ISOs.  In the event of a change to our capitalization, the Committee has authority to make adjustments, if any, as it deems appropriate and pursuant to applicable laws and stockholder approval, if required.  The 2014 Employee Equity Plan terminates on June 29, 2024 unless earlier terminated by the Board.  No Awards will be granted under the 2014 Employee Equity Plan after termination; however, the term and exercise of Awards granted before termination of the 2014 Employee Equity Plan may extend beyond the termination date of the 2014 Employee Equity Plan.

Registration with the SEC

The Company intends to file a registration statement on Form S-8 relating to the issuance of Shares under the 2014 Employee Equity Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2014 Employee Equity Plan by the Company’s stockholders.

Future Plan Benefits

All future equity Awards under the 2014 Employee Equity Plan will be granted at the discretion of the Committee based on then-current information, and are thus indeterminable at present.

Federal Income Tax Consequences

The following is a general explanation of the U.S. federal income tax consequences to Grantees under the 2014 Employee Equity Plan who are subject to tax in the United States.  This summary is intended for the general information of stockholders considering how to vote with respect to the 2014 Employee Equity Plan and not as tax guidance to participants in the 2014 Employee Equity Plan or anyone else.  The following is not intended to be complete and does not take into account federal employment taxes or state, local or foreign tax implications.  Tax laws are complex, subject to change, and their application may vary depending on individual circumstances.  Different outcomes may occur in light of variations in transactions that are permitted under the 2014 Employee Equity Plan (such as payment of the exercise price by surrender of previously owned Shares).

ISOs.  Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, an individual can receive an unlimited number of ISOs during any calendar year.  However, the aggregate fair market value (determined at the time of option grant) of Shares with respect to which ISOs first become exercisable by an Awardee during any calendar year cannot exceed $100,000.  ISO tax treatment is denied by the Code to any Options in excess of that dollar limit.

The grant and exercise of an ISO will not result in income for the Awardee or an income tax deduction for the Company (however, the excess of fair market value of the Shares on the exercise date over the exercise price is an item of tax preference potentially subject to the alternative minimum tax).  The sale or other taxable disposition of Shares acquired upon an ISO exercise will not result in ordinary income by the Awardee if the Awardee (i) does not dispose of the Shares within two years from the date of option grant or within one year from the date of option exercise, and (ii) the Awardee is an employee of the Company or one of its subsidiaries from the date of option grant and through the date which is three months before the exercise date (the Holding Requirements).  If the Holding Requirements are met, gain realized on the sale or other taxable disposition of the Shares will be subject to tax as long-term capital gain and the Company would not be entitled to any income tax deduction.

If the Awardee disposes of Shares acquired upon the ISO exercise without satisfying the Holding Requirements, the disposition will be a “disqualifying disposition” and the Awardee will recognize at the time of such disposition (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Shares on the date of exercise or (b) the amount realized on such disposition, and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Shares on the date of exercise. Notwithstanding the foregoing, if the Awardee dies prior to the Option exercise but the Awardee was an employee of the Company or one of its subsidiaries from the date of option grant and through the date which is three months before the date of death, then the Holding Requirements will not apply to a sale or other taxable disposition of the Shares by the estate of the Awardee or by a person who acquired the option from the Awardee by bequest or inheritance. The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Awardee at the time such income is recognized.

NSOs.  Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, there is no limit on the aggregate fair market value of stock covered by NSOs that may be granted to an Awardee or on the aggregate fair market value of NSOs that first become exercisable in any calendar year.  Generally, the Awardee will not recognize income and no income tax deduction will be allowed to the Company upon the grant of an NSO.  Upon the exercise of an NSO, the Awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of option exercise over the exercise price, and the Company generally will be entitled to an income tax deduction in the same amount. The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.  Any difference between the higher of such fair market value or the option exercise price and the price at which the Awardee sells the Shares will be taxable as short-term or long-term capital gain or loss.

Stock Grants.  An Awardee receiving a Stock Grant subject to time or performance-based vesting conditions will not recognize any income at the time of grant in the absence of a Section 83(b) election (described below).  The Awardee generally will recognize ordinary income at the time the vesting conditions expire in an amount equal to the excess of the fair market value of the Shares on that date over the amount (if any) paid by the Awardee for the Shares.  For purposes of determining gain on a sale of the Shares, (i) the Awardee's tax basis in the Shares will be deemed equal to the amount included in income upon the expiration of the vesting conditions plus the amount (if any) paid for the Shares, and (ii) the Awardee's holding period for the Shares will deemed to have begun when the vesting conditions expire. Any sale or other disposition of the Shares will result in long-term or short-term capital gain.  With respect to a Stock Grant that is subject to time or performance-based vesting conditions, an Awardee may be able to make an election under Section 83(b) of the Code to be taxed at the time of the Stock Grant.  In that event the Awardee would recognize as ordinary income the excess of the fair market value of the Shares as of the date of grant over the amount (if any) paid by the Awardee for the Shares and the Awardee’s holding period would begin at the time of the Award. The Company generally will be entitled to a corresponding income tax deduction at the time ordinary income is recognized by the Awardee.  The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

Section 162(m) Limit.  Under Section 162(m) of the Code, the Company is not entitled to an income tax deduction for compensation paid to any of the Company’s five most highly compensated executive officers that is in excess of $1 million per year, unless such compensation is “performance-based compensation.”  The 2014 Employee Equity Plan has been structured with the intent that Awards granted under the 2014 Employee Equity Plan may meet the requirements for performance-based compensation under Section 162(m) of the Code, including compensation derived from the exercise of Options (if granted at a fair market value exercise price) and other Awards that are granted, vest or become exercisable upon the achievement of pre-established, objectively determinable targets based on performance criteria.

Section 409A.  Section 409A of the Code does not apply to ISOs and NSOs that are issued at fair market value (provided there is no deferral of income beyond the exercise or settlement date) or to Stock Grants.

Equity Compensation Plan Information

The following sets forth certain information as of March 31, 2014 with respect to our compensation plans under which the Company securities may be issued:

Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	2,171,235	1.67	220,295(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,171,235	1.67	220,295(1)

(1)  Represents shares issuable upon the grant of restricted stock and stock options.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE 2014 EMPLOYEE EQUITY INCENTIVE PLAN.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (BDO), independent auditors, audited the Company’s financial statements for fiscal year 2013.  BDO has been engaged by the Company as its independent auditor since July 19, 2007.  Representatives of BDO are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.  The Board and management recommend that the stockholders ratify the appointment of BDO as the Company’s independent registered public accounting firm for fiscal year ending March 31, 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the aggregate fees billed to the Company for professional services rendered by BDO for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and review of its financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal year 2014 and fiscal year 2013, and fees billed for other services rendered by BDO for such fiscal years.

	2014	2013
Audit Fees(1)	$190,950	$175,950
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$190,950	$175,950

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent auditor is permitted to perform for the Company under applicable federal securities regulations. While it is the general policy of the Audit Committee to make such determinations at full Audit Committee meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee; provided that, all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

(1)
Audit fees include fees billed for professional services for the audits of our financial statements on Form 10-K and reviews of our financial statements included in our Quarterly Reports on Form 10-Q.  This category also includes fees for services that are normally provided by the independent registered public accounting firm including consents issued in connection with Securities and Exchange Commission filings.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE
APPOINTMENT OF BDO AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2015.

AUDIT COMMITTEE REPORT(1)

For the fiscal year ended March 31, 2014, the Audit Committee (the Committee) consisted of Stephen P. Soltwedel, M. Scott Farese, and Donald Pastor.  The Board of Directors (the Board) has affirmatively determined that Messrs. Soltwedel, Farese and Pastor are independent as determined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended and the NYSE MKT listing standards.  The Committee operates under a written charter adopted by the Board.

The Committee recommends to the Board, subject to stockholder ratification, the selection of our independent registered public accounting firm.  Management is responsible for our internal controls and the financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Committee monitors and oversees these processes.

As required by its written charter, which sets forth its responsibilities and duties, the Committee reviewed and discussed our audited financial statements as of and for the year ended March 31, 2014 with management, the internal auditor and BDO USA, LLP (BDO), our independent registered public accounting firm.  Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Committee reviewed and discussed the audited consolidated financial statements, as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management, the internal auditor and BDO.  The Committee discussed with BDO the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to communication with audit committees.  BDO also provided the Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO's communications with the audit committee concerning independence, and the Committee discussed with BDO its independence from the Company and management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 31, 2014 for filing with the Securities and Exchange Commission. The Board has adopted this recommendation.

The Audit Committee
Stephen P. Soltwedel (Chairman)
Donald Pastor
M. Scott Farese

(1)         Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the Audit Committee Report shall not be deemed incorporated by reference in any such filings.

MISCELLANEOUS
Proposals of Stockholders; Stockholder Business

If you wish to submit a proposal for consideration at our 2015 Annual Meeting of Stockholders, you should submit the proposal in writing to Advanced Photonix, Inc., Attention: Corporate Secretary, 2925 Boardwalk, Ann Arbor, Michigan 48104.  To be included in next year’s proxy materials, proposals must be received by us on or before March 13, 2015, and must, in all other respects, comply with Rule 14a-8 under the Exchange Act.  If you intend to present a proposal at our 2015 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials, you are required to provide notice of such proposal to us in accordance with our By-laws no later than the close of business on June 23, 2015 and no earlier than the close of business on May 24, 2015. We may vote in our discretion as to any such proposal all of the shares for which we have received proxies for the 2015 Annual Meeting of Stockholders in accordance with and subject to applicable rules under the Exchange Act.

Annual Report

The Company’s 2014 Annual Report is being made available contemporaneously with this Proxy Statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Form 10-K

AT YOUR WRITTEN REQUEST, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K (THE 10-K) AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED MARCH 31, 2014.  PLEASE MAIL YOUR REQUEST TO THE SECRETARY, ADVANCED PHOTONIX, INC., 2925 BOARDWALK, ANN ARBOR, MICHIGAN 48104.  YOU MAY ALSO ACCESS OUR FORM 10-K UNDER THE “INVESTORS” LINK ON OUR WEBSITE AT WWW.ADVANCEDPHOTONIX.COM.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 22, 2014

A copy of this Proxy Statement, the enclosed proxy card, the 10-K and the Company’s Annual Report for the fiscal year ended March 31, 2014, together with directions to the Annual Meeting, can be found at the website address: www.cstproxy.com/advancedphotonix/2014.

Your vote is important.  We urge you to vote without delay.

By Order of the Board of Directors,

ROBIN F. RISSER,
Secretary

Dated:  July 11, 2014

APPENDIX A

ADVANCED PHOTONIX, INC.
2014 EMPLOYEE EQUITY INCENTIVE PLAN
(As adopted by the Board of Directors on June 30, 2014)

The Plan. This 2014 Employee Equity Incentive Plan (the “Plan”) is intended to encourage ownership of stock of Advanced Photonix, Inc. (the “Corporation”) by employees to the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

Types of Awards. The following types of awards (each, an “Award”) may be granted under the Plan: (a) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) options not intended to qualify as ISOs (“NSOs” and together with ISOs, “Options”) and (c) restricted stock grants (“Stock Grants” and the shares of restricted stock of which Stock Grants are comprised are herein referred to as “Restricted Stock”).

Stock Subject to the Plan. Subject to the provisions of Section 10, a total of 1,000,000 shares of Class A Common Stock, par value $.001 per share, of the Corporation (the “Stock”) will be authorized for issuance under the Plan, of which a maximum of 600,000 shares of Stock may be issued upon the exercise of ISOs. The following shares of Stock may also be used for further issuances of Awards under the Plan: (i) shares of Stock which have been forfeited under a Stock Grant, (ii) shares of Stock which are allocable to the unexercised portion of an Option Award issued under the Plan which has expired or been terminated, (iii) shares of Stock withheld upon exercise of an Option to satisfy the exercise price of such Option, (iv) shares of Stock withheld upon exercise of an Option to satisfy tax withholding obligations and (v) in connection with the vesting of a Stock Grant, shares of Stock surrendered from such Stock Grant to satisfy tax withholding obligations.  Each share of Stock issuable upon exercise of an Option or subject to a Stock Grant shall be counted as one share of Stock at the time of grant for purposes of the limit set forth under this Section and the limit set forth under Section 7(b).  Shares of Stock issued under the Plan may be authorized but unissued shares of Stock or Stock held as treasury stock.

Administration. The Plan shall be administered by a committee (the “Committee”) composed of no fewer than three (3) members of the Board of Directors of the Corporation (the “Board”) each of whom meets the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or rules and regulations promulgated thereunder. Except as otherwise provided herein, the Committee shall have plenary authority, in its discretion, to determine to whom among the eligible persons Awards shall be granted, the number of shares of Stock subject to each Award, the terms of each Award including the option exercise price and the vesting schedule of each Option, the vesting conditions of each Stock Grant, and whether any Option is intended to be an ISO or an NSO. The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation, construction and administration by the Committee of any provisions of the Plan or of any Award granted under the Plan shall be final and binding on recipients of Awards under the Plan and no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder by the Committee.

Eligibility. All employees (including, except for purposes of the last sentence of Section 7(a), persons who have accepted offers of employment) of the Corporation and its subsidiaries (including subsidiaries which become such after adoption of the Plan) shall be eligible for Awards under the Plan. In making the determination as to persons to whom Awards shall be granted and as to the number of shares of Stock to be covered by such Awards, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.  The adoption of the Plan shall not be deemed to give any employee any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee. Neither the Plan nor any Award granted under the Plan is intended to or shall confer upon any Awardee (as defined in Section 16) any right with respect to continuation of any employment, consulting or advisory relationship with the Corporation or any of its subsidiaries.

Termination of Automatic Director Grants Under 2007 Equity Incentive Plan. From and after the Effective Date, no Automatic Option Awards or Stock Grant Awards shall be made to any non-employee director pursuant to Section 6 of the Corporation’s 2007 Equity Incentive Plan. The Compensation Committee will retain the right to recommend the grant of discretionary awards under the 2007 Equity Plan, but the Compensation Committee has determined that any such awards made to the non-employee directors will be subject to the attainment of objective performance conditions to be established by the Compensation Committee and approved by the Board.  The performance conditions will be “substantially uncertain” within the meaning of regulations adopted under Section 162(m) of the Code.

Certain Limits on Awards.

(a)
Limit on ISOs. The aggregate fair market value (determined as of the date of the Option Award) of Stock with respect to which ISOs granted to an employee (whether under the Plan or under any other stock option plan of the Corporation or its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000 (or such other amount as the Internal Revenue Service may decide from time to time for purposes of Section 422 of the Code). If any grant of Options is made to an Optionee (as defined in Section 16) in excess of the limits provided in the Code, the excess shall automatically be treated as an NSO. Only employees of the Corporation or any of its subsidiaries shall be eligible to receive the grant of an ISO.

(b)
Limit on all Awards. The number of shares of Stock as to which an Awardee may be granted Awards under the Plan during any calendar year shall not exceed 150,000 subject to the provisions of Section 10.

Terms and Conditions of Options.  The Committee may in its discretion grant Options, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)	Form of Option. Each Option Award granted pursuant to the Plan shall be evidenced by an agreement (the “Option Agreement”) which shall clearly identify the status of the Option granted (i.e., whether an ISO or an NSO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, provisions for permitting the exercise of the Option over time or subject to Performance Conditions (as defined in Section 9(c)), and other restrictions upon the exercise of the Option, as the Committee shall deem advisable.

(b)
Stated Term. The term of each Option granted shall be for a maximum of ten years from the date of granting thereof, or a maximum of five years in the case of an ISO granted to a 10% Holder (as defined in in Section 16), but may be for a lesser period or be subject to earlier termination as provided by the Committee or the provisions of the Plan or the Option Agreement.

(c)
Option Exercise Price. Each Option Award shall state a per share Option exercise price, which shall be not less than 100% of the fair market value of a share of Stock on the date of the Option Award, nor less than 110% of such fair market value in the case of an ISO granted to an individual who, at the time the Option Award is granted, is a 10% Holder. The fair market value of shares of Stock for purposes of the Plan shall be determined by the Committee; provided, however, that such determination shall be made in a manner consistent with the rules under Section 409A of the Code.

(d)
Exercise of Options. An Option Award may be exercised from time to time as to any part or all of the Stock as to which it is then exercisable in accordance with its terms; provided, however, that an Option Award may not be exercised as to fewer than 100 shares at any time (or for the remaining shares then purchasable under the Option Award, if fewer than 100 shares). In addition, except as otherwise permitted by the Committee, Options granted under the Plan may not be exercised prior to the expiration of six months from the date of Option grant. The Option Award exercise price shall be paid in full at the time of the exercise thereof (i) in cash, (ii) by the transfer to the Corporation of shares of Stock (including by withholding shares of Stock deliverable upon exercise of the Option Award) with a fair market value equal to the Option Award exercise price, (iii) if permitted under the Corporation’s policies then in effect (including, but not limited to, the Corporation’s Securities Trading Policy), by authorizing the Corporation to arrange a sale on behalf of the Optionee (as defined in Section 16) of some or all of the shares to be acquired upon the exercise of the Option and the remittance to the Corporation of a sufficient portion of the sale proceeds to pay the exercise price for all of the shares as to which the Option is being exercised, any withholding or employment taxes, and all applicable fees, including brokerage fees, resulting from such exercise and sale, or (iv) by a combination of cash and the transfer of shares of Stock pursuant to clause (ii) above; provided, however, that the withholding of shares of Stock deliverable upon exercise of an Option shall not be permitted with respect to the exercise of any option intended to qualify as an ISO. The holder of an Option Award shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of the Option Award prior to the date of exercise.

(e)
Non-Transferability of Options. Except as provided in the following sentence, an Option shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by him or his legal representative. If permitted by the Committee in its sole discretion, NSOs may be transferred by the Optionee by gift to members of the Optionee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners. A transferred NSO shall be subject to all of the same terms and conditions of the Plan and the Option Agreement as if such NSO had not been transferred. Any transfer of Options made under this provision will not be effective until actual notice of such transfer is delivered to and received by the Corporation.

(f)	Cessation of Service.

(i)
Cessation of Service. For purposes of all sections of the Plan, the phrase “cessation of service” or any variation thereof shall mean with respect to an employee of the Corporation, such employee’s ceasing to provide services as an employee of the Corporation or any of its subsidiaries for any reason, including termination as a result of Retirement or Disability (as defined later in this Section 8(f)). The phrase “Termination Date” shall mean the date of any cessation of service.

(ii)	Treatment of Employee Options.

(A)
Death or Disability. In the event an employee ceases to provide services to the Corporation or any of its subsidiaries as a result of Disability, but subject to the succeeding sentence, Option Awards granted to such employee which are subject solely to time based conditions shall continue to vest in accordance with their terms as if such employee continued to provide services to the Corporation and shall remain exercisable for their stated term; provided that, such employee was employed by the Corporation or any of its subsidiaries for a period of at least one year following the grant of the Option Award and prior to the Termination Date or as otherwise determined by the Committee. In the event of an employee’s death (1) while providing services to the Corporation or any of its subsidiaries or (2) following a cessation of service due to Disability, the Option Award shall become fully exercisable by the employee’s estate and shall remain exercisable for their stated term; provided that, such employee was employed by the Corporation or any of its subsidiaries for a period of at least one year following the grant of the Option Award and prior to the Termination Date or as otherwise determined by the Committee.

(B)
Other Cessation of Employment. Except as otherwise set forth in Section 8(f)(ii)(A), in the Option Agreement or as otherwise determined by the Committee, the number of shares of Stock which may be purchased upon the exercise of an Option Award shall not exceed the number of shares of Stock as to which such Option Award was exercisable pursuant to the Plan and the Option Agreement as of the Termination Date.  If the employee’s cessation of service was as a result of the employee’s Retirement, the Option Award shall remain exercisable for its stated term; provided that, such employee was employed by the Corporation or any of its subsidiaries for a period of at least one year following the grant of the Option Award and prior to the Termination Date or as otherwise determined by the Committee.  Except as otherwise set forth in this Section 8(f)(ii) or in the Option Agreement, an Option Award granted to an employee shall remain exercisable for three (3) months (or, if shorter, the remainder of its stated term) following the Termination Date.  For purposes of the previous sentence, an employee who continues to provide services to the Corporation as a non-employee director of the Corporation or as a consultant to the Corporation following termination of his employment by the Corporation or any of its subsidiaries shall be deemed to continue to be employed by the Corporation for the period of such provision of services or consultancy.

(C)
Definitions. The term “Retirement” as used in this Section 8(f) means the termination of the employment of an Optionee with the Corporation or its subsidiary on or after (A) the Optionee’s 65th birthday or (B) the Optionee’s 55th birthday if the Optionee has completed ten years of service with the Corporation or a subsidiary of the Corporation. The term “Disability” as used in this Section 8(f)(ii) shall have the meaning set forth in Section 22(e)(3) of the Code.

(iii)
Other Limitations. Notwithstanding anything to the contrary in this Section 8(f), if the cessation of service is as a result of gross misconduct, including without limitation, violations of applicable Corporation policies or legal or ethical standards, as determined by the Corporation, all rights under the Option Award shall terminate on the Termination Date. In addition to the foregoing, the Committee may impose such other limitations and restrictions on the exercise of an Option Award following the Termination Date as it deems appropriate, including a provision for the termination of an Option Award in the event of the breach by the Optionee of any of his contractual or other obligations to the Corporation.

Terms and Conditions of Stock Grants. The Committee may in its discretion grant Stock Grants, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)	Form of Grant. Each Stock Grant shall be evidenced by an agreement (the “Restricted Stock Agreement”), in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 9 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall deem advisable.

(b)
Number of Shares Subject to an Award; Consideration. The Restricted Stock Agreement shall specify the number of shares of Stock subject to the Stock Grant. A Stock Grant shall be issued for such consideration as the Committee may determine and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

(c)
Conditions. Each Stock Grant shall be subject to such conditions as the Committee shall establish (the “Conditions”), which may include, but not be limited to, conditions which are based upon the continued employment or service of the Grantee (as defined in Section 16) over a specified period of time, or upon the attainment by the Corporation of one or more measures of the Corporation’s operating performance, such as earnings, revenue, operating or net cash flows, financial return ratios, total shareholder return or such other measures as may be determined by the Committee (the “Performance Conditions”), or upon a combination of such factors. Measures of performance may be based upon the performance of the Corporation or upon the performance of a defined business unit or function for which the Grantee has responsibility or over which the Grantee has influence. The Grantee shall have a vested right to the Stock subject to the Stock Grant to the extent that the Conditions applicable to such Stock Grant have been satisfied or waived. Except as otherwise provided under the Plan, a Grantee shall forfeit all of his right, title and interest in and to any Stock subject to a Stock Grant in the event that (and to the extent that) such Conditions are not satisfied or waived.

(d)
Limitations on Transferability. As used herein, the term “Restricted Period” means, with respect to any shares of Stock subject to a Stock Grant, the period beginning on the Award Date and ending on the date on which the Conditions applicable to the Stock Grant have been satisfied or waived. During the Restricted Period, the Grantee will not be permitted to sell, transfer, exchange, pledge, assign or otherwise dispose of any shares of Stock subject to the Stock Grant (except for shares of Stock as to which the Grantee’s rights have vested); provided, however, that the Committee in its discretion may permit the transfer by the Grantee by gift of shares of Stock to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners, it being understood that any shares of Stock so transferred shall remain subject to all of the terms and conditions of the Plan and the applicable Restricted Stock Agreement as if the shares of Stock had not been transferred, and no transfer of shares of Stock during the applicable Restricted Period will be effective until notice of such transfer is delivered to the Corporation. Except as provided in the preceding sentence, any attempt to transfer shares of Stock subject to a Stock Grant prior to the Conditions applicable to such Stock Grant being satisfied or waived shall be ineffective.

(e)	Cessation of Service.

(i)
Upon the Grantee’s cessation of service for any reason during the Restricted Period, all shares of Stock subject to a Stock Grant as to which the Conditions have not lapsed or been satisfied or waived shall be forfeited by the Grantee as of the Termination Date.

(ii)
In the event of any Grantee’s cessation of service for any reason, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Corporation, accelerate or waive in whole or in part any or all time-based or continuous service Conditions or Performance Conditions with respect to all or part of such Grantee’s Stock Grant, except as to any Stock Grant that is intended to constitute “performance-based compensation” under Section 162(m) of the Code, and provided the Committee may not exercise such discretion in connection with a termination of service for gross misconduct, including without limitation, violations of applicable Corporation policies or legal or ethical standards.

(f)
Rights as a Stockholder. Except as otherwise provided under the Plan or as the Committee may otherwise determine, upon receipt of a Stock Grant, the Grantee shall have all of the rights of a stockholder of the Corporation, including the right to vote the shares subject to a Stock Grant and to receive dividends and other distributions thereon; provided that, distributions in the form of stock shall be subject to all of the terms and conditions of the Plan and the Restricted Stock Agreement.

Changes in Capitalization, Liquidations and Mergers.

(a)
Changes in Capitalization. In the event of a stock dividend, recapitalization, reclassification, split-up or combination of shares, any extraordinary cash dividend or other similar corporate transaction or event, the Committee shall have the power to make appropriate adjustments of the exercise price of Options and of the number and kind of shares as to which such Options are then exercisable, to the end that the Optionee’s proportionate interest shall be maintained as before the occurrence of such event. An appropriate adjustment shall also be made in the total number and kind of shares of Stock reserved for the future granting of Awards under this Plan (and to the maximum number of Awards, including ISOs, that may be granted, and to the maximum number of shares of Stock as to which an Awardee may be granted Awards under the Plan during any calendar year). Any such adjustment made by the Committee pursuant to this Plan shall be binding upon the holders of Awards hereunder for all purposes under the Plan.

(b)
Mergers, Consolidation, Reorganization, Etc. In the event of a sale of all or substantially all of the assets of the Corporation or in the event of a merger or consolidation of the Corporation into or with another company (a “Merger”) in circumstances in which the stockholders of the Corporation immediately prior to the Merger do not own a majority of the securities of the successor entity entitled to vote generally in the election of the directors, board of managers, or persons performing similar functions, for the successor entity, the Board at its election shall as of a date not later than ten days prior to the date of any such Merger: (i) with respect to outstanding Options, make such arrangements as it determines appropriate (A) to cause each Option to be exchanged or converted into an award of options to purchase securities of the successor entity having an equivalent value as the Option to be converted, or (B) to provide that all then outstanding Options shall become exercisable in full, or (C) to take such other action as it determines appropriate, (ii) with respect to outstanding Stock Grants which are not fully vested and are subject solely to continuous service Conditions, make arrangements as it determines appropriate (A) to cause each Stock Grant to be exchanged or converted into a restricted stock grant covering securities of the successor entity having an equivalent value to the unvested portion of the Stock Grant to be converted, or (B) to provide that all such Conditions to which such Stock Grants are subject are satisfied, and (iii) with respect to Stock Grants which are not fully vested and are subject to Performance Conditions, make arrangements as it determines appropriate (A) to cause each such Stock Grant to be exchanged or converted into a restricted stock grant covering securities of the successor entity having an equivalent value to the unvested portion of the Stock Grant and to amend the applicable Performance Conditions as appropriate, including by converting such Performance Conditions to continuous service Conditions, or (B) to provide that all such Conditions to which such Stock Grants are subject are satisfied or waived.

(c)	Dissolution of the Corporation.

(i)
In the event of the dissolution of the Corporation, whether voluntary or otherwise, (A) all Stock Grants to the extent the applicable Conditions have not been satisfied by the date specified in Section 10(c)(ii) shall be forfeited, and (B) all Options outstanding under the Plan on the date specified in Section 10(c)(ii) shall be exercised, if at all, no later than 90 days after the date specified in Section 10(c)(ii) and shall be exercisable only to the extent such Options could have been exercised on the date specified in Section 10(c)(ii). All Options not exercisable on the date specified in Section 10(c)(ii) shall terminate upon such date, and all Options exercisable on such date shall, to the extent not exercised within the 90-day period commencing on such date, terminate at the end of such ninety-day period.

(ii)
The date specified in this Section 10(c)(ii) is the date of the earliest to occur of the following events: (A) the entry, in a court having jurisdiction, of an order that the Corporation be liquidated or dissolved; (B) adoption by the stockholders of the Corporation of a resolution resolving that the Corporation be dissolved voluntarily; or (C) adoption by the stockholders of the Corporation of a resolution to the effect that the Corporation cannot, by reason of its liabilities, continue its business and that it is advisable to dissolve the Corporation.

(d)
No Constraint on Corporate Action. Nothing in the Plan shall be construed (i) to limit or impair or otherwise affect the Corporation’s right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, or to merge or consolidate, dissolve or sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 13 or Section 14, to limit the right or power of the Corporation or any subsidiary to take any action which such entity deems to be necessary or appropriate.

(e)
Limitation on Adjustments to Awards. Notwithstanding anything to the contrary in this Section 10, (i) no adjustments shall be made with respect to an Award to an employee covered under Section 162(m) of the Code to the extent such adjustment would cause an Award intended to qualify as “performance-based compensation” under that Section of the Code to fail to so qualify, and (ii) no adjustment pursuant to this Section 10 shall be made with respect to any ISO without the consent of the Optionee, if such adjustment would be a modification of such Option within the meaning of Section 424(h) of the Code.

Effective Date of Plan; Registration of Stock.

(a)
The Plan is subject to the approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board (the date of which approval by the stockholders is the “Effective Date”).  Notwithstanding the preceding, the Committee may not issue Stock Grant Awards prior to the Effective Date or before the shares of Stock subject to the Plan are properly Registered.

(b)
For purposes of this Section 11, the shares of Stock subject to the Plan will automatically be deemed to be “Registered” upon the later of the date the (i) Form S-8 registering the shares of Stock authorized under the Plan becomes effective, and (ii) NYSE MKT Additional Listing Application relating to the shares of Stock authorized under the Plan is approved.

Term of Plan. The Plan, if approved by the Corporation’s stockholders, will be effective on the Effective Date. The Plan shall terminate on June 29, 2024, and no Awards shall be granted after such date; provided that, the Board may at any time terminate the Plan prior thereto. The termination of the Plan shall not affect the rights of Awardees under Awards previously granted to them and all Awards shall continue in full force and effect after termination of the Plan, except as such Awards may lapse or be terminated by the terms of the Plan, the Option Agreement or the Restricted Stock Agreement.

Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the forms of Award Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Corporation, (i) increase the maximum number of shares of Stock which in the aggregate are subject to Awards or which may be granted pursuant to ISOs under the Plan (except as provided by Section 10), (ii) extend the term of the Plan or the period during which Awards may be granted or Options exercised, (iii) reduce the Option exercise price below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of an Option at the time of the granting thereof, other than to change the manner of determining the fair market value thereof (consistent with the rules under Section 409A of the Code), (iv) except as provided by Section 10, increase the maximum number of shares of Stock as to which an Awardee may be granted an Award during any calendar year under the Plan pursuant to Section 7(b), (v) materially increase the benefits accruing to participants under the Plan, (vi) modify the requirements as to eligibility for participation in the Plan, or (vii) with respect to Options which are intended to qualify as ISOs, amend the Plan in any respect which would cause such Options to no longer qualify for ISO treatment pursuant to the Code. No amendment of the Plan shall, without the consent of the Awardee, adversely affect the rights of such Awardee under any outstanding Award Agreement.

The Plan is intended to comply with the requirements of Section 409A of the Code, without triggering the imposition of any tax penalty thereunder. To the extent necessary or advisable, the Board may amend the Plan or any Award Agreement to delete any conflicting provision and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A of the Code and any other legislative or regulatory requirements applicable to the Plan.

No Repricing and Cash Buyout. Repricing of Options shall not be permitted. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its exercise price, (ii) any other action that is treated as a “repricing” under generally accepted accounting principles, (iii) canceling an Option at a time when its price is equal to or less than the fair market value of the underlying Stock in exchange for another Award, and (iv) repurchasing for cash an Option at a time when its price is equal to or less than the fair market value of the underlying Stock, in each case, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 10.  Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Optionee.

Taxes. The Corporation may make such provisions as it deems appropriate for the withholding of any income, employment or other taxes which the Corporation determines is required in connection with any Award made under the Plan, including requiring the Awardee to make a cash payment to the Corporation equal to the Corporation’s withholding obligation or deducting such amount from any payment of any kind otherwise due to the Awardee. The Corporation may also require notification from the Awardee upon any disposition of Stock acquired pursuant to the exercise of Options granted under the Plan.

Code References and Definitions. Whenever reference is made in the Plan to a section of the Code, the reference shall be to said section as it is now in force or as it may hereafter be amended. The term “subsidiary” shall have the meaning given to the term “subsidiary corporation” by Section 424(f) of the Code. The terms “Incentive Stock Option” and “ISO” shall have the meanings given to them by Section 422 of the Code. The term “10% Holder” shall mean any person who, for purposes of Section 422 of the Code, beneficially owns more than 10% of the total combined voting power of all classes of Stock of the Corporation. The term “Optionee” means the holder of an Option granted hereunder, the term “Grantee” means the recipient of a Stock Grant made hereunder, and the term “Awardee” means an Optionee or a Grantee.  The term “Award Agreement” as used herein means an Option Agreement or Restricted Stock Agreement.

Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with the laws in other countries in which the Corporation or its subsidiaries operate or have employees, the Committee in its sole discretion shall have the power and authority to:  (i) determine which subsidiaries shall be covered by the Plan, (ii) determine which employees outside the United States are eligible to participate in the Plan, (iii) modify the terms and conditions of any Award to any participant employed outside the United States as necessary or advisable to comply with applicable foreign laws, (iv) establish subplans and modify exercise or other procedures to the extent necessary or advisable to comply with applicable foreign laws; provided that,  no such subplan or modification shall increase the share limitations contained in Section 3 or Section 7, and (v) take any other action that the Committee deems advisable to comply with local law.  Notwithstanding the foregoing, the Committee may not take any action under this Section and no Award shall be granted under this authority that would violate the Code, the Exchange Act, any other securities law or other applicable law anywhere, or which would materially increase the benefits accruing to participants under the Plan.

YOUR VOTE IS **IMPORTANT.** *PLEASE VOTE TODAY.*

Vote by Internet – QUICK ★ ★ ★ EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

API
Advanced Photonix, Inc.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Daylight Saving Time, on August 21, 2014.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.

1. Election of Directors:
1 Richard D. Kurtz
2 Robin F. Risser
3 Stephen P. Soltwedel
4 Donald Pastor
5 M. Scott Farese
6 Lance Brewer
7 Steven Williamson

FOR all Nominees listed to the left (except as marked to the contrary) ☐

WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature**____________________ **Date**__________, **2014.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation of partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held August 22, 2014.

The Proxy Statement, 10-K and our 2014 Annual Report to Stockholders are available at:
www.cstproxy.com/advancedphotonix/2014

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Advanced Photonix, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Richard D. Kurtz and Jeff Anderson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Advanced Photonix, Inc. held of record by the undersigned at the close of business on July 2, 2014, at the 2014 Annual Meeting of Stockholders of Advanced Photonix, Inc. to be held at the offices of Advanced Photonix, Inc., 2925 Boardwalk Street, Ann Arbor, MI 48104 at 10:00 a.m., Eastern Daylight Saving Time, on Friday, August 22, 2014, or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued, and to be marked, dated and signed, on the other side)